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                                                                    EXHIBIT 10.6

                           STANADYNE AUTOMOTIVE CORP.






                                SAVINGS PLUS PLAN






                         RESTATED AS OF JANUARY 1, 1993
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                                    PREAMBLE



Effective February 10, 1989, Stanadyne Automotive Corp. (the "Employer") established a retirement plan referred to as the Stanadyne Automotive Corp. Savings Plus Plan (the "Plan") as provided herein. This Plan is intended to be a continuation of the Stanadyne, Inc. Savings Plus Plan for those employees of Stanadyne, Inc. who became Employees of the Employer on February 10, 1989. A Trust Agreement has been adopted by the Employer and is intended to form a part of this Plan. The purpose of this Plan is to encourage Employee savings for Retirement and to provide a tax qualified facility for accumulation of funds to be used to provide benefits payable to an Employee upon his retirement, death, termination of employment, or on certain other occasions. The benefits provided by this Plan will be in addition to the benefits Employees are entitled to under any other programs of the Employer.

This Plan constitutes an amendment to, restatement of, and continuation of the Plan as it was effective February 10, 1989, and as amended from time to time thereafter. This amendment and restatement is effective January 1, 1993, except to the extent otherwise specifically provided herein.

It is intended that this Plan be qualified under Section 401(a) of the Internal Revenue Code of 1986 (the "Code"), as amended from time to time, and meet the requirements of Code Section 401(k) as a qualified cash or deferred arrangement. It is also intended that the Trust be exempt from taxation as provided under Code Section 501(a).

If the Plan shall fail to initially qualify as amended under the applicable Code Sections, it shall be null and void, and all contributions which may have been made hereunder shall be treated in accordance with Section 4.8.
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                                    ARTICLE I

                                   DEFINITIONS



The following words and phrases when used in the Plan shall have the following meanings, unless a different meaning is plainly required by the context:

I.1 "ACCOUNT" shall mean the credit balance of a Member or Former Member in the Trust Fund represented by his Before-Tax Contribution Account, Employer Matching Contribution Account, and his Prior Plan Contribution Account, if any.

I.2 "AFFILIATED EMPLOYER" shall mean any corporation which is included with the Employer in a controlled group of corporations, as determined in accordance with Code Section 414(b), any unincorporated trade or business which, as determined under regulations of the Secretary of the Treasury, is under common control of the Employer under Code Section 414(c), any organization that includes the Employer, which is a member of an affiliated service group, as defined in Code Section 414(m), and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o). For the purposes of Sections
         4.5 and 4.6, Code Sections 414(b) and (c) shall be applied as modified by Code Section 415(h).

I.3 "BEFORE-TAX CONTRIBUTION" shall mean a salary reduction contribution made to the Plan on behalf of a Member pursuant to Article III.

I.4 "BEFORE-TAX CONTRIBUTION ACCOUNT" shall mean a Member's interest in the Trust Fund attributable to Before-Tax Contributions made to the Plan, including investment earnings thereon.

I.5 "BENEFICIARY" shall mean the person or persons designated by a Member or Former Member to receive benefits under the Plan in the event of the Member's death. If the Member is married and designates someone other than his legal Spouse, his Beneficiary designation must include the written consent of his legal Spouse at the time the designation is made in order to be valid. A former Spouse's consent shall not be binding on a subsequent Spouse.

         Such written consent must approve the specific Beneficiary designated, acknowledge the effect of such designation, and be witnessed by a notary public or a Plan representative. If it is established to the satisfaction of the Committee that the Member has no Spouse, or that the Spouse's consent cannot be obtained because the Spouse cannot be located, or because of such other circumstances as may be prescribed in regulations issued pursuant to Code Section 417, such written consent
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         shall not be required. If no valid Beneficiary designation is in effect at the time of the Member's death, Section 7.4 shall apply.

I.6 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations issued thereunder. Reference to any Code Section shall include any successor provision thereto.

I.7 "COMMITTEE" shall mean the person or persons designated by the Employer to administer the Plan in accordance with Article XII.

I.8 "COMPENSATION" shall mean the total remuneration paid by a Participating Employer to an Employee which would be reportable on the Employee's Federal Income Tax Withholding Statement (Form W-2) during the period considered Service while a Member in a Plan Year; plus for any pay period during which a Member is making Before-Tax Contributions hereunder, the Before-Tax Contributions made for such pay period and salary deferrals made by the Employee to a plan maintained by a Participating Employer which meets the requirements of Code Section 125 for such pay period. Such remuneration shall include base pay, bonuses, commissions, short-term disability pay, shift differential premiums, and incentive pay paid by the Employer, but shall exclude workers' compensation amounts, severance pay, and token bonus amounts.

         A Member's Compensation taken into account under the Plan for any Plan Year shall not exceed $200,000, or such amount as indexed pursuant to Code Sections 401(a)(17) and 415(d) and the applicable regulations thereunder. For Plan Years beginning after December 31, 1993, a Member's Compensation taken into account under the Plan for any Plan Year shall not exceed $150,000, or such amount as indexed pursuant to Code Section 401(a)(17).

I.9 "DIRECT ROLLOVER" means a payment by the Plan to the Eligible Retirement Plan specified by the Member or Payee.

I.10     "EFFECTIVE DATE" shall mean January 1, 1993 for this restatement.

I.11 "ELIGIBLE EMPLOYEE" shall mean an Employee who is included in the eligible class described in Section 2.1.

I.12 "ELIGIBLE RETIREMENT PLAN" means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code
         Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Member's or Payee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.
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I.13     "ELIGIBLE ROLLOVER DISTRIBUTION" means any distribution of all or any portion of the balance to the credit of the Member, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the lives (or life expectancies) of the Member and the Member's designated Beneficiary, or for a specified period of 10 years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); and (iii) the portion of any distribution that is not includible in gross income.

I.14 "EMPLOYEE" shall mean any common-law Employee of the Employer or an Affiliated Employer.

         A leased employee as described in Code Section 414(n)(2) shall be considered an Employee only to the extent required by Section 16.6.

I.15 "EMPLOYER" shall mean Stanadyne Automotive Corp., a Delaware corporation, or its successor or successors.

I.16 "EMPLOYER MATCHING CONTRIBUTION" shall mean a contribution by a Participating Employer made to the Plan on behalf of a Member pursuant to Article IV.

I.17 "EMPLOYER MATCHING CONTRIBUTION ACCOUNT" shall mean a Member's interest in the Trust Fund attributable to Employer Matching Contributions made to the Plan, including investment earnings thereon.

I.18 "EMPLOYMENT DATE" shall mean the first day for which an Employee receives credit for an Hour of Service.

I.19     "ENTRY DATE" shall mean any January 1 and July 1.

I.20 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. References to any Section of ERISA shall include any successor provision thereto.

I.21 "FIDUCIARY" shall mean any person who (i) exercises any discretionary authority or discretionary control respecting the management of the Plan, assets held under the Plan, or disposition of Plan assets; (ii) renders investment advice for a fee or other compensation, direct or indirect, with respect to assets held under the Plan or has any authority or responsibility to do so; or (iii) has any discretionary authority or discretionary responsibility in the administration of the Plan. Any person who exercises authority or has responsibility of a fiduciary nature as described above shall be considered a Fiduciary under the Plan.
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I.22     "FORMER MEMBER" shall mean an individual who was a Member, has terminated employment with the Employer and all Affiliated Employers, and has not received a total distribution of his vested Account under the Plan.

I.23 "HIGHLY COMPENSATED EMPLOYEE" shall mean each Employee who at any time during the current or preceding Plan Year:

         (a) was a 5% owner (as defined in Code Section 416(i)(1)) of the Employer or an Affiliated Employer;

         (b) received compensation from the Employer or an Affiliated Employer in excess of $75,000 (as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Code
               Section 415(d));

         (c) received compensation from the Employer or an Affiliated Employer in excess of $50,000 (as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Code
               Section 415(d)) and was in the group consisting of the top 20% of all Employees when ranked on the basis of compensation received during such Plan Year; or

         (d) was at any time an officer of the Employer or Affiliated Employer who received compensation in excess of 50% of the amount in effect under Code Section 415(b)(1)(A) for such Plan Year.

         Notwithstanding the foregoing, an Employee not described in paragraph
         (b), (c), or (d) above for the preceding Plan Year shall only be a Highly Compensated Employee for the current Plan Year if he is described in paragraph (b), (c) or (d) for the current Plan Year and is one of the top 100 Employees when ranked by compensation for such Plan Year. For purposes of this Section, compensation shall mean compensation as defined in Code Section 414(q)(7).

I.24 "HIGHLY COMPENSATED GROUP" shall mean the group of Highly Compensated Employees who are also Eligible Employees as defined herein.

I.25     "HOUR OF SERVICE" shall mean:

         (a) each hour for which an Employee is directly or indirectly paid or entitled to payment by the Employer or any Affiliated Employer for the performance of duties;

         (b) each hour for which an individual is directly or indirectly paid or entitled to payment by the Employer or any Affiliated Employer (including payments made or due from a trust fund or insurer to which the Employer or Affiliated Employer contributes or pays premiums) on account of a period of time
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               during which no duties are performed (irrespective of whether the employment relationship has terminated) due to periods of vacation, holidays, illness, incapacity, disability, layoff, jury duty, military duty, or leave of absence; provided that:

               (i) no more than 501 Hours of Service shall be credited under this paragraph (b) to an individual on account of any single continuous period during which the individual performs no duties; and

               (ii)  Hours of Service shall not be credited under this paragraph
                     (b) to an individual for a payment which solely reimburses the individual for medically related expenses incurred by the individual or which is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws; and

         (c) each hour not already included under paragraph (a) or (b) above for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or by an Affiliated Employer; provided that crediting of Hours of Service under this paragraph (c) with respect to periods described in paragraph (b) above shall be subject to the limitation therein set forth.

         The number of Hours of Service to be credited under paragraph (b) or
         (c) above on account of a period during which an Employee performs no duties, and the Plan Years to which Hours of Service shall be credited under paragraph (a), (b), or (c) above shall be determined by the Committee in accordance with Sections 2530.200b-2(b) and (c) of the regulations of the U.S. Department of Labor.

         Additionally, for purposes of Section 2.1, any period of leave under the Family and Medical Leave Act of 1993 shall be treated as continued Service to the extent necessary to prevent the occurrence of a One Year Break in Service.

         To the extent not credited above, Hours of Service will also be credited at the rate of 8 hours for each day during periods of military duty (as required by applicable law), layoff, and approved leave of absence.

I.26 "MEMBER" shall mean an Employee who is either currently participating in the Plan or who has an Account under the Plan.

I.27 "NONPARTICIPATING EMPLOYER" shall mean any Affiliated Employer which is not a Participating Employer.

I.28 "ONE YEAR BREAK IN SERVICE" shall mean a computation period during which an individual is credited with less than 501 Hours of Service. For purposes of this
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         Section 1.28, computation period shall mean the 12-month period beginning on an Employee's Employment Date and ending on the anniversary of such date, or any Plan Year which commences after his Employment Date.

I.29 "PARENTAL ABSENCE" shall mean an Employee's absence from work which has commenced after December 31, 1984 for any of the following reasons:

         (a)   the pregnancy of the Employee;

         (b)   the birth of the Employee's child;

         (c)   the adoption of a child by the Employee; or

         (d) the need to care for the Employee's child immediately following its birth or adoption.

I.30 "PARTICIPATING EMPLOYER" shall mean the specific locations of the Employer and Affiliated Employers, as listed in Appendix A of the Plan.

I.31 "PAYEE" means a Member's or Former Member's surviving Spouse and a Member's or Former Member's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Payees with regard to the interest of the Spouse or former Spouse.

I.32 "PLAN" shall mean the Stanadyne Automotive Corp. Savings Plus Plan, as set forth in this document and as amended from time to time.

I.33 "PLAN YEAR" shall mean the period February 10, 1989 through December 31, 1989, and each 12-month period commencing on January 1 and ending on the next following December 31 thereafter.

I.34 "PRIOR PLAN CONTRIBUTION ACCOUNT" shall mean a Member's interest in the Trust Fund attributable to the account balance, if any, transferred from the Stanadyne, Inc. Stock Ownership Plan to this Plan, including investment earnings thereon.

I.35 "REEMPLOYMENT DATE" shall mean the day an Employee first completes an Hour of Service following a Severance from Service, or, in the case of an Employee on an approved leave of absence, the first day he returns to work with the Employer or an Affiliated Employer.

I.36 "RETIREMENT" shall mean termination of employment for a reason other than death after a Member has attained age 57 and has completed 10 Years of Service, as defined in the pension plan sponsored by the Employer in which the Member participates.
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I.37     "SERVICE" shall mean all periods of employment with the Employer and
         Affiliated Employers measured from the individual's Employment Date and ending on such Employee's Severance from Service, and excluding any period between his Severance from Service and his Reemployment Date, if applicable, unless provided otherwise herein or in Section 1.38.

         If an Employee leaves active Service to enter the Armed Forces of the United States (i) through the operation of a compulsory military service law; (ii) during a period of declared national emergency; or
         (iii) pursuant to a military leave of absence granted by the Employer, the period of his absence shall be counted as active Service; provided the Employee returns to Service with the Employer within 90 days (or such longer period as may be provided by law for the protection of reemployment rights) after his discharge or release from active duty in the Armed Forces of the United States, or within the period for which such military leave of absence was granted by the Employer, as the case may be.

         An Employee who was employed by Stanadyne, Inc. on February 9, 1989, who as of such date was either a member in the Stanadyne, Inc. Savings Plus Plan, or was in a class of employees eligible to participate in said plan, and who became an Employee of Stanadyne Automotive Corp. prior to January 1, 1990, is eligible to become a Member hereunder effective immediately upon employment with the Employer and service under the Stanadyne, Inc. Savings Plus Plan for such an Employee shall be considered Service under this Plan.

I.38     "SEVERANCE FROM SERVICE" shall mean the earliest of the following:

         (a) the date on which the Employee resigns, is discharged, or retires from Service with the Employer and all Affiliated Employers. If such an individual has a Reemployment Date within 12 months of his Severance from Service hereunder, his employment shall be deemed to be continuous and no Severance from Service shall have occurred;

         (b)   the date the Employee dies;

         (c) the first anniversary of the date on which the Employee is laid off, starts an authorized leave of absence, or in absent from work for any other reason other than a Parental Absence; or

         (d)   the second anniversary of the date on which the Employee
               commenced a Parental Absence, if such Employee has not yet returned to work with the Employer or an Affiliated Employer.
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I.39     "SPOUSE" shall mean the legal Spouse or surviving Spouse of a Member as determined in accordance with applicable state law. A former spouse will be treated as the Spouse or surviving Spouse to the extent required under a qualified domestic relations order, as defined in Code
         Section 414(p).

I.40 "TRUST" shall mean the Stanadyne Automotive Corp. Savings Plus Plan Trust, established to hold and invest contributions made under the Plan for the exclusive benefit of the Employees included in the Plan and from which benefits shall be distributed.

I.41 "TRUST AGREEMENT" shall mean the agreement between the Employer and a Trustee, as provided for in Article XII.

I.42 "TRUST FUND" shall mean all assets held by the Trustee in accordance with the Trust Agreement without distinction as to income or principal and without regard to source.

I.43 "TRUSTEE" shall mean the individual, individuals, or institution appointed by the Employer to act in accordance with the Trust account. As of the Effective Date, The Northern Trust Company is the Trustee.

I.44 "VALUATION DATE" shall mean March 31, June 30, September 30, and December 31 through December 31, 1990, and the last day of each calendar month thereafter, and any other date designated as a Valuation Date by the Committee.

I.45 "YEAR OF SERVICE" means a 12-consecutive month period (computation period) during which the Employee completes at least 1,000 Hours of Service.
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                                   ARTICLE II

                                  PARTICIPATION


II.1 Eligibility to Participate. Each Employee on January 1, 1993 who was a Member under the Plan on December 31, 1992, shall continue to be a Member on January 1, 1993.

         Each other Employee shall be an Eligible Employee upon satisfying all of the following requirements:

         (a)   he is employed by a Participating Employer;

         (b) he is classified as a non-union employee and if he is employed at the Employer's Tallahassee or Melrose Park facilities, he is regularly paid on a salaried rather than hourly basis; or

               (i) he is covered by a collective bargaining agreement which provides for his participation herein;

         (c) he has completed a Year of Service, which for this purpose is 1,000 Hours of Service during:

               (i) the 12-month period beginning on his Employment Date and ending on the anniversary of such date; or

               (ii)  any Plan Year which commences after his Employment Date;

         (d)   he has a minimum of 6 months of Service; and

         (e) he is not a "leased employee", as defined under Code Section 414(n)(2).

II.2 Commencement of Participation. Except as provided in Section 2.4, each Eligible Employee shall become a Member (or if his participation has terminated, shall again become a Member) on the Entry Date coinciding with or next following the date on which he:

         (a)   meets the requirements of Section 2.1; and

         (b) enrolls in the Plan by completing an election form to initiate contributions pursuant to Article III. However, if an Eligible Employee fails to enroll when first eligible to do so, such Employee shall be eligible to enroll on any following Entry Date; provided that he is then an Eligible Employee.


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II.3     Transfers. The following provisions shall govern in the case of an
         Employee who changes employment status:

         (a) In the event that an Eligible Employee directly transfers to an ineligible class of Employees, he shall be deemed to continue as a Member for all purposes of the Plan except that he shall not be permitted to direct any further Before-Tax Contributions on his behalf under the Plan nor shall he receive any further Employer Matching Contributions unless he again becomes an Eligible Employee. Such an Employee shall continue to accrue Years of Service pursuant to Section 1.45.

         (b) In the event that an Employee in an ineligible class transfers to an employment classification as an Eligible Employee, his Years of Service earned during his employment with all Participating and Nonparticipating Employers shall be credited under this Plan for purposes of meeting the eligibility requirements of Section 2.1. Such Employee shall be eligible to become a Member when he meets the requirements of Sections
               2.1 and 2.2.

II.4 Reemployment of Terminated Employee or Resumption of Employment Following Leave of Absence.

         (a) A Former Member who terminates employment for any reason and returns to work shall be eligible to participate in the Plan on the first day of any pay period coinciding with or following his Reemployment Date; provided that he is then an Eligible Employee.

         (b)   (i)   An Employee who was not a Member of the Plan prior to
                     termination of employment or leave of absence may, upon resumption of active employment with a Participating
                     Employer, elect to become a Member on the first day of any pay period coincident with or following his Reemployment
                     Date; provided that he is then an Eligible Employee under
                     Section 2.1 and has not forfeited his prior Years of Service under Section 2.4(c) below.

               (ii) A former Employee who was not previously a Member of the Plan will be treated as a new Employee if his prior Years of Service are forfeited pursuant to Section 2.4(c) below. In such case, the individual may elect to become a Member in accordance with Section 2.2; provided that he is an Eligible Employee as described in Section 2.1. Such an individual will be required to complete a Year of Service after his Reemployment Date to meet the service requirements of Section 2.1(c).


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
         (c) For purposes of satisfying the service requirement of Section 2.1(c), if an Employee incurs a One Year Break in Service, he shall lose his Years of Service accumulated before such break only if the number of consecutive One Year Breaks in Service is equal to the greater of 5 or the number of his Years of Service earned before such One Year Break in Service.

         (d) For purposes of this Section 2.4, Year of Service shall mean the completion of 1,000 Hours of Service during the 12-month period beginning on an Employee's Employment Date and ending on the anniversary thereof or any Plan Year which commences after his Employment Date.

II.5 Eligibility of Former Stanadyne, Inc. Employees. An Employee who was employed by Stanadyne, Inc. on February 9, 1989, who as of such date was either a member in the Stanadyne, Inc. Savings Plus Plan, or was in a class of employees eligible to participate in said plan, and who became an Employee of Stanadyne Automotive Corp. prior to January 1, 1990, is eligible to become a Member hereunder effective immediately upon employment with the Employer and service under the Stanadyne, Inc. Savings Plus Plan for such an Employee shall be considered Service under this Plan.


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
                                   ARTICLE III


                    MEMBER CONTRIBUTIONS AND MAXIMUM AMOUNTS

III.1    Before-Tax Contributions.

         (a) Each Eligible Employee may elect, in writing, to authorize a Participating Employer to reduce his Compensation and make a corresponding Before-Tax Contribution to the Plan on his behalf. Effective January 1, 1991, this reduction in Compensation must be in any whole percentage from 2% to 17% of such Compensation. Authorization to reduce Compensation shall be in writing and shall be delivered to the Committee no later than 30 days prior to the date as of which the Before-Tax Contribution becomes effective, unless the Committee agrees to accept a later authorization according to such uniform and nondiscriminatory rules as it may adopt. Such Compensation reduction shall continue unchanged until the Member terminates employment, changes or suspends the Before-Tax Contribution in accordance with Section 3.4 or 3.5, or transfers to the employment of a Nonparticipating Employer or an ineligible class of Employees.

         (b) Except as provided under Section 2.4 for certain reemployed Members, regular Before-Tax Contributions made under Section 3.1(a) shall commence on:

               (i)an Entry Date if made before October 1, 1991; or

               (ii)the first day of a calendar quarter if made on or after
                     October 1, 1991.

         (c) In addition to regular Before-Tax Contributions under Section 3.1(a), a Member may also elect once each calendar quarter, on such forms as the Committee may prescribe, to make a single sum reduction in Compensation which has not yet been received, but which is due to be paid in such quarter.

         (d) The aggregate reduction of such Member's Compensation for the Plan Year resulting from single sum and regular payroll reductions shall be no more than 17% of his Compensation for such Plan Year, and the rate of regular payroll reductions cannot be less than 2% of Compensation.

         Before-Tax Contributions made under this Section 3.1 shall be subject to the limitations of Sections 3.8, 4.4, and 4.5.

III.2    After-Tax Contributions.  After-tax contributions are not permitted.

III.3    Rollover Contributions.  Rollover contributions are not permitted.


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
III.4 Change in Level of Contributions. The Before-Tax Contribution percentage as designated by the Member shall continue in effect, notwithstanding any change in his Compensation, until he elects to change such percentage. Subject to the requirements of Section 3.1, a Member may increase or decrease the rate of such contributions effective as of the first day of any calendar quarter by providing 30 days prior written notice to the Committee or such lesser notice as the Committee may approve according to such uniform and nondiscriminatory rules as it may adopt. Notice of any such change shall be given on a form to be provided by the Committee for this purpose and shall be signed by the Member and delivered to the Committee.

III.5 Suspension and Resumption of Contributions. A Member may suspend the making of Before-Tax Contributions for a minimum of 3 months as of the beginning of any pay period by providing at least 30 days prior written notice to the Committee or such lesser notice as the Committee may approve according to such uniform and nondiscriminatory rules as it may adopt. Providing he is still an Eligible Employee, a Member who suspends his contributions pursuant to the above rules may resume such contributions effective as of the first day of any calendar quarter, with 30 days prior written notice to the Committee or such lesser notice as the Committee may approve according to such uniform and nondiscriminatory rules it may adopt.

III.6 Change in Compensation. In the event of a change in the Compensation of a Member, the percentage of his Compensation that he has authorized as his Before-Tax Contribution shall be applied as soon as practicable with respect to such changed Compensation without action by the Member.

III.7 Remittance of Member Contributions. Before-Tax Contributions will be remitted to the Trustee by the Participating Employers as soon as practicable (normally within 10 business days from the date such amounts would otherwise be available to a Member in cash). All Before-Tax Contributions shall be invested in accordance with the Member's investment direction pursuant to Article V.

III.8 Limitation on Amount and Return of Before-Tax Contributions in Certain Instances.

         (a) In no event shall a Member's Before-Tax Contributions for a taxable year exceed the dollar limit on excludable salary deferrals under Code Section 402(g)(1) as adjusted for increases in the cost of living pursuant to Code Section 402(g)(5). In the event a Member's Before-Tax Contributions should exceed such dollar limit for a taxable year, the excess, together with any investment earnings attributable thereto, shall be returned to the Member no later than April 15 following the close of the taxable year for which the excess contribution was made. For the purposes of this Section, the

               Committee shall assume that the Member's taxable year is the calendar year unless the Member notifies the Committee to the contrary.

         (b) In the event a Member's Before-Tax Contributions for a taxable year under this Plan, together with his Before-Tax Contributions under another plan which meets the requirements of Code Section 401(k), exceed the limits set forth in (a) above, the Member may treat a portion of such excess as having been contributed to this Plan and request a return of such excess together with any investment earnings attributable thereto. Any such request shall be made no later than March 1 following the close of the taxable year for which the excess contribution was made, and the return of such excess shall be made no later than the immediately following April 15.

         (c) For each Plan Year, the "average deferral percentage" authorized by the Highly Compensated Group as Before-Tax Contributions and Qualified Matching Contributions must meet one of the following tests:

               (i)the"average deferral percentage" of the Highly Compensated
                     Group may not exceed 1.25 multiplied by the "average deferral percentage" of all other Eligible Employees who are not in such group; or

               (ii)the "average deferral percentage" of the Highly Compensated
                     Group may not exceed 2.0 multiplied by the "average deferral percentage" of all other Eligible Employees, who are not in such group, subject to a maximum differential of two percentage points.

         (d) The "average deferral percentage" for a specified group for a Plan Year shall mean the average of the ratios (calculated separately for each Employee in such group) of (i) over (ii) where:

               (i)equals the sum of the Before-Tax Contributions made on behalf of each Eligible Employee for the Plan Year pursuant to
                     Section 3.1, except as provided in Section 3.9 for "Qualified Matching Contributions"; and

               (ii)equals the Eligible Employee's compensation for such Plan
                     Year as defined under Code Section 414(s) and regulations under Code Section 401(k), including any alternative definitions thereunder which the Employer elects to use; provided such alternatives are uniformly applied to all Eligible Employees for a Plan Year.

               For purposes of the foregoing, only Before-Tax Contributions allocated to the Member's Account on a date within a Plan Year and paid to the Trust Fund within 12 months following the close of such Plan Year shall be considered in determining his deferral percentage for such Plan Year. In addition, only Before-Tax Contributions which are attributable to the Compensation an Employee receives from the Employer during a Plan Year or within 21/2 months following the close of such Plan Year shall be considered in determining the Employee deferral percentage for such Plan Year.

               If the Participating Employer sponsors two or more plans which include a cash or deferred arrangement but are considered one plan for purposes of Code Section 401(a)(4) or 410(b), the cash or deferred arrangements included in such plans shall be treated as one plan for purposes of determining the "average deferral percentage".

               If any Eligible Employee who is a member of the Highly Compensated Group is participating in two or more cash or deferred arrangements sponsored by the Employer or an Affiliated Employer, such cash or deferred arrangements shall be treated as one arrangement for purposes of determining the "deferral percentage" for such Eligible Employee.

               For purposes of determining the "deferral percentage" of an Eligible Employee who is a 5% owner or one of the ten most highly-paid Highly Compensated Employees, the Before-Tax Contributions and Compensation of such Eligible Employee shall include the Before-Tax Contributions and compensation for the Plan Year of "family members" (as defined in Code Section 414(q)(6)), as may be required pursuant to the family aggregation rules of Code Section 401(k) and pertinent regulations issued thereunder. To such extent as required by regulations, family members, with respect to such Highly Compensated Employees, shall be disregarded as separate employees in determining the "average deferral percentage" both for Eligible Employees who are non-Highly Compensated Employees and for Eligible Employees who are Highly Compensated Employees.

         (e) From time to time, the Committee shall review the Before-Tax Contributions authorized by Eligible Employees. If, upon such review, the Committee determines that the average percentage of such contributions applicable to the Highly Compensated Group exceeds or is likely to exceed the maximum average percentage necessary to comply with the above rules, the Committee may reduce the Before-Tax Contributions of the Highly Compensated Group, to the extent necessary to comply with such rules. Such reduction shall be effected by successive reductions of the highest Before-Tax Contribution percentage authorized by one or more members of the Highly Compensated Group until the average percentage applicable to the Highly Compensated Group does not exceed the maximum average percentage referred to above. Notwithstanding the foregoing sentence, the Committee may impose a maximum dollar limitation which is less than the amount specified in Code
               Section 402(g), or a maximum percentage which is less than the percentage in Section 3.1 to all Before-Tax Contributions made by the Highly Compensated Group.

         (f) If, after the end of the Plan Year, the Committee determines that the Before-Tax Contributions made on behalf of Highly Compensated Employees are in excess of the amounts allowed under (c)(i) and (c)(ii) above, the Committee shall return any Before-Tax Contributions in excess of the amount permitted above; plus earnings thereon, to the affected Members until the rules in either (c)(i) or (c)(ii) above are met. The return of such excess contributions shall be made in the same manner as described in paragraph (e) above. Such excess contributions shall be distributed within 2 1/2 months, if at all possible, following the end of the Plan Year in which such Before-Tax Contributions were made and in no event later than the close of the following Plan Year. The return of any excess Before-Tax Contributions shall be made on a pro rata basis from the funds in which the Before-Tax Contributions are then invested, unless the Committee shall permit the Member to elect such other method of return based on such uniform and nondiscriminatory rules as it may adopt.

               In the case of an Eligible Employee who is subject to the family aggregation rules of Code Section 414(q)(6) because he is a member of a family of a 5% owner of the Employer or of one of the ten most highly-paid Highly Compensated Employees, the determination and return of excess Before-Tax Contributions under this Section shall be made in accordance with the family aggregation rules of Code Section 401(k) and pertinent regulations issued thereunder.

         (g) For purposes of determining the investment earnings or losses to be distributed pursuant to paragraphs (a) and (f) hereunder, the following rules shall apply:

               The earnings or losses allocable to Before-Tax Contributions is the earnings or losses allocable to the Member's Before-Tax Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is the Before-Tax Contributions to be distributed to the Member for the year and the denominator is the Member's Account balance attributable to Before-Tax Contributions without regard to any earnings or losses occurring during such Plan Year.

         (h) In the event that the Participating Employer made an Employer Matching Contribution with respect to any Before-Tax Contributions returned pursuant to this Section, such Employer Matching Contribution shall be distributed to the affected Members of the Highly Compensated Group or forfeited, as determined by the Committee according to such uniform and nondiscriminatory rules as it may adopt.

III.9    Use of Qualified Matching Contribution in Testing.

         Notwithstanding the provisions of Section 3.8, for any Plan Year in which Employer Matching Contributions are "Qualified Matching Contributions", as defined in Treasury Regulation Section 1.401(k)-l(g)(13), the Employer may use such contributions to perform the average deferral percentage test as described in Section 3.8(c) and Code Section 401(k)(3)(D). Any Employer Matching Contributions so used will be considered Before-Tax Contributions for purposes of Sections 3.8(c) and (d), and will not be taken into account when performing the average contribution percentage test described in Section 4.3.

                                   ARTICLE IV


                         EMPLOYER MATCHING CONTRIBUTIONS


IV.1     Employer Matching Contributions.

         (a) Each Participating Employer shall make an Employer Matching Contribution on behalf of each of its Members at the end of each calendar quarter. Except as further provided in this
               Section 4.1, the amount of such Employer Matching Contribution shall be equal to 50% of the Member's Before-Tax Contributions during such quarter up to a maximum match of $75 per Member per calendar quarter (or such higher maximum amount as the Employer may determine). All Members who make Before-Tax Contributions during a calendar quarter, including those who incur a Severance from Service during the Plan Year, shall be eligible for an Employer Matching Contribution. Employer Matching Contributions shall be allocated as of the end of each calendar quarter.

         (b) In no event shall the Employer Matching Contribution for any calendar quarter be less than the lesser of:

               (i)50% of the Member's Plan Year-to-date Before-Tax
                     Contributions; or

               (ii)$75 multiplied by the number of calendar quarters in the Plan
                     Year-to-date that such Member was eligible to participate in the Plan;

               reduced by any Employer Matching Contributions made in previous calendar quarters of such Plan Year.

         (c) In the case of a Member who incurs a Severance from Service for reason of Retirement or death, the Employer Matching Contribution for the calendar quarter in which such Severance from Service occurs shall not be less than the lesser of:

               (i)50% of the Member's Plan Year-to-date Before-Tax
                     Contributions; or

               (ii)$300;

               reduced by any Employer Matching Contributions made in previous calendar quarters in such Plan Year.

         Employer Matching Contributions made under this Section 4.1 shall be subject to the limitations of Sections 4.3, 4.4, and 4.5.

IV.2 Remittance of Employer Matching Contributions. Employer Matching Contributions will be paid by the Participating Employers to the Trustee as soon as practicable after such contribution amounts are determined, but in no event later than the Participating Employer's tax filing deadline for its fiscal year in which such Plan Year ends. Employer Matching Contributions shall be invested in accordance with the Member's investment direction pursuant to Article V.

IV.3     Limitation on Amount of Employer Matching Contributions.

         (a) For each Plan Year, the "average contribution percentage" of the Highly Compensated Group must meet one of the following tests:

               (i)the"average contribution percentage" of the Highly
                     Compensated Group may not exceed 1.25 multiplied by the "average contribution percentage" of all other Eligible Employees who are not in such group; or

               (ii)the "average contribution percentage" of the Highly
                     Compensated Group may not exceed 2.0 multiplied by the "average contribution percentage" of all other Eligible Employees who are not in such group, subject to a maximum differential of two percentage points.

         (b) Except as provided in Sections 3.9 and 4.10 for "Qualified Matching Contributions", the "average contribution percentage" for a specified group for a Plan Year shall mean the average of the ratios (calculated separately for each employee in such group) of (i) over (ii) where:

               (i)equals the Employer Matching Contribution made on behalf of the Eligible Employee for the Plan Year pursuant to Section 4.1; and

               (ii)equals the Eligible Employee's compensation for such Plan
                     Year as defined in Code Section 414(s) and regulations under Code Section 401(m), including any alternative definitions thereunder which the Employer elects to use; provided such alternatives are uniformly applied to all Eligible Employees for a Plan Year.

               For purposes of determining the "contribution percentage" of an Eligible Employee who is a 5% owner or one of the ten most highly-paid Highly Compensated Employees, the Employer Matching Contributions and Compensation of such Eligible Employee shall include the Employer Matching Contributions and compensation for the Plan Year of "family members" (as defined in Code Section 414(q)(6)) as may be required pursuant to the family aggregation rules of Code Section 401(m) and pertinent regulations issued thereunder. To such extent as required by regulations, family members with respect to Highly Compensated Employees shall be disregarded as separate employees in determining the "contribution percentage" both for Eligible Employees who are non-Highly Compensated Employees and for Eligible Employees who are Highly Compensated Employees.

               If the Participating Employer sponsors two or more plans to which Employer Matching Contributions are made and which are subject to Code Section 401(m) but are considered one plan for purposes of Code Section 401(a)(4) or 410(b), such plans shall be treated as one plan for purposes of determining the "average contribution percentage".

               If any Eligible Employee who is a member of the Highly Compensated Group is participating in two or more plans sponsored by the Employer or an Affiliated Employer that include Employer Matching Contributions subject to Code Section 401(m), all such contributions will be treated as made under one plan for purposes of this paragraph (b).

         (c) If for any Plan Year the average contribution percentage for the Highly Compensated Group exceeds the limits set forth in
               (a) and (b) above, the excess aggregate contributions, (as defined in Code Section 401(m)(6)(B)) shall be distributed to the Highly Compensated Group within 2 1/2 months, if at all possible, following the end of the Plan Year in which such contributions were made and in no event later than the close of the following Plan Year. The amount of such excess aggregate contributions to be distributed shall be determined by successive reductions of the Employer Matching Contribution percentage of one or more members of the Highly Compensated Group with the highest average contribution percentage until the average contribution percentage applicable to the Highly Compensated Group does not exceed the maximum average contribution percentage, referred to above. The Employer Matching Contributions shall be distributed to such Highly Compensated Employee at the Committee's discretion until he has no remaining "excess aggregate contributions".

               The distribution of any "excess aggregate contributions" shall be made on a pro rata basis from the funds in which the excess aggregate contributions are then invested, unless the Committee shall permit the Member to elect such other method of distribution based on such uniform and nondiscriminatory rules as it may adopt.

               In the case of an Eligible Employee who is subject to the family aggregation rules of Code Section 414(q)(6) because he is a member of a family of a 5% owner of the Employer or of one of the ten most Highly Compensated

               Employees, the determination and return of excess aggregate contributions under this Section shall be made in accordance with the family aggregation rules of Code Section 401(m) and pertinent regulations issued thereunder.

         (d) The "excess aggregate contributions" to be distributed to a Member shall be adjusted for investment earnings or losses applicable thereto.

         (e) For purposes of determining the investment earnings or losses to be distributed pursuant to the foregoing paragraphs, the following rules shall apply:

               The earnings or losses equal the sum of (i) earnings or losses allocable to the Member's Employer Matching Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is Employer Matching Contributions to be returned to the Eligible Employee for the year and the denominator is the Eligible Employee's Account balance(s) attributable to Employer Matching Contributions without regard to any earnings or losses occurring during such Plan Year; and (ii) 10% of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

IV.4     Aggregate Limit Test.

         (a) For any Plan Year in which the "average deferral percentage" (as defined in Section 3.8) and the "average contribution percentage" (as defined in Section 4.3) of the Highly Compensated Group can only satisfy the limitations set forth in Sections 3.8(c)(ii) and 4.3(b) respectively, but neither can satisfy the limitations set forth in Sections 3.8(c)(i) and 4.3(a), respectively, and all corrective measures have been taken under Sections 3.8 and 4.3 to ensure compliance with the provisions of Code Sections 401(k) and 401(m), the aggregate limit test, prescribed under proposed Treasury Regulation 1.401(m)-2(b)(3), or pertinent final regulations shall be applicable. The "aggregate limit test" shall be deemed met if (i) below is greater than or equal to (ii) below where:

               (i)equals the sum of (A) and (B) below where:

                     (A)equals 1.25 multiplied by the greater of (1) or (2)
                        where:

                        (1) equals the "average deferral percentage" of the non-Highly Compensated Group of Eligible Employees; and

                        (2) equals the average contribution percentage of the non-Highly Compensated Group of Eligible Employees; and

                     (B)equals the lesser of (1) or (2) above plus two
                        percentage points. In no event, however, shall this amount exceed 2.0 multiplied by the lesser of (1) or (2) above; and

               (ii)equals the sum of (C) and (D) below where:

                     (C)equals the "average deferral percentage" of the Highly
                        Compensated Group; and

                     (D)equals the "average contribution percentage" of the
                        Highly Compensated Group.

         (b) An alternative aggregate limit test may be used in place of the "aggregate limit test" set forth in (a) above as long as such test is permitted by the Internal Revenue Service. This alternative aggregate limit test shall be deemed met if (i) below is greater than or equal to (ii) below where:

               (i)equals the sum of (A) and (B) below where:

                     (A)equals 1.25 multiplied by the lesser of (1) or (2)
                        where:

                        (1) equals the "average deferral percentage" of the non-Highly Compensated Group of Eligible Employees; and

                        (2) equals the "average contribution percentage" of the non-Highly Compensated Group of Eligible Employees; and

                     (B)equals the greater of (1) or (2) above plus two
                        percentage points. In no event, however, shall this amount exceed 2.0 multiplied by the greater of (1) or
                        (2) above; and

               (ii)equals the sum of (C) and (D) below where:

                     (C)equals the "average deferral percentage" of the
                        Highly Compensated Group; and

                     (D)equals the average contribution percentage of the Highly
                        Compensated Group.

         (c) The Committee shall determine each Plan Year the appropriate reductions, distributions, or forfeitures to be made in order to satisfy the applicable limits set forth in this Section 4.4, and in Sections 3.8 and
               4.3. Any such reductions, distributions, or forfeitures shall be made in accordance with the applicable provisions of Sections 3.8 and 4.3, and the nondiscrimination requirements of Code Section 401(a)(4).

         (d) In the event that the "average deferral percentage", the "average contribution percentage", and the "aggregate limit" of the Highly Compensated Group does not satisfy the requirements set forth in Sections 3.8, 4.3, and this Section 4.4, respectively, the Employer may, for any Plan Year prior to 1992, perform such testing by restructuring the Plan into component plans as may be permitted in regulations under Code Sections 401(a)(4) and 401(k); provided such component plans meet the coverage requirements of Code Section 410(b).

IV.5     Maximum Total Allocations.

         (a) Anything to the contrary herein notwithstanding, in no event shall the Annual Additions, as defined in Section 4.6, for any Employee for any Plan Year exceed the lesser of:

               (i)$30,000 or, if greater, 1/4 of the dollar limitation in effect under Code Section 415(b)(1)(A) (which amount shall be subject to adjustments as provided by Treasury regulations under Code Section 415); or

               (ii)25% of the Employee's Compensation (as defined by Treasury regulations under Code Section 415(c)) from the Participating Employer.

               For purposes of this Section 4.5(a), the limitation year shall be the Plan Year.

               In the event an Annual Addition in excess of the lesser of (i) or
               (ii) above is allocated to an Employee for a Plan Year, such excess shall be corrected in the following order to the extent required to eliminate the excess:

               (iii)After-Tax Contributions, plus any allocable interest shall be refunded to the Employee if such contributions were made to this Plan or any other qualified plan of the Employer for the Plan Year.

               (iv)Before-Tax Contributions shall be reduced. Any reduction of
                     Before-Tax Contributions shall be credited to a suspense account and treated as the first allocation of Before-Tax Contributions on behalf of such Employee for the following Plan Year (and succeeding Plan Years as necessary). In the event that any Before-Tax Contributions in the suspense account have not been allocated as Before-Tax Contributions to the Employee as of his Severance from Service, the Employer shall distribute such remaining amounts to the Employee, including any investment earnings thereon.

               (v)Employer Matching Contributions shall be reduced. Any
                     reduction in Employer Matching Contributions shall be used as the first allocation of Employer Matching Contributions on behalf of such Employee for the following Plan Year and subsequent Plan Years until fully utilized. If such Employee is not covered by the Plan during such subsequent Plan Years, the remaining excess amounts shall be held in a suspense account and allocated pro rata to the Employer Matching Contribution Accounts of the other Employees on the last day of the applicable following Plan Year; thereby reducing the Employer's Actual Matching Contribution for such Plan Year.

               No contributions shall be made to the Plan on behalf of an Employee for any period during which a suspense account is in existence for such Employee.

         (b) In the case of an Employee who has participated in a defined benefit plan maintained by the Employer or an Affiliated Employer, the sum of the "defined benefit plan fraction" and the "defined contribution plan fraction" determined as of the close of any Plan Year, shall not exceed one. An Employee's defined benefit plan fraction and defined contribution plan fraction shall be determined as follows:

               (i)The"defined benefit plan fraction" is a fraction with a numerator equal to the Employee's projected annual retirement benefit determined (other than any benefit attributable to Employee contributions) under the defined benefit plan and a denominator equal to the lesser of (A)
                     1.25 multiplied by the dollar limitation in effect under Code Section 415(b)(1)(A) for such Plan Year; or (B) 1.4 multiplied by 100% of the Employee's compensation (as defined by Treasury regulations under Code Section 415) which may be taken into account for such Plan Year.

               (ii)The "defined contribution plan fraction" is a fraction with a numerator equal to the sum of the Annual Additions to the Employee's Account and a denominator equal to the sum for each calendar year of the Employee's employment with the Employer, any predecessor of the Employer, or an Affiliated Employer of the lesser of (A) 1.25 multiplied by the amount determined in accordance with Code Section 415(o)(3)(B)(i) for each such Plan Year; or (B) 1.4 multiplied by 25% of the Employee's compensation (as defined by Treasury regulations under Code Section 415) which may be taken into account for each such Plan Year.

         For the purpose of applying this Section 4.5(b), all defined benefit plans and all defined contribution plans maintained by the Employer and all Affiliated Employers, including plans that have been terminated shall be aggregated.

         If, in any Plan Year, the sum of the "defined benefit plan fraction" and "defined contribution plan fraction" of a Member would exceed one without adjustment of the amount of Annual Additions that can be allocated to such Member, then the amount of maximum annual benefit that can be paid to such Member under any defined benefit plan maintained by an Affiliated Employer shall be reduced to the extent necessary to reduce the sum of the defined benefit plan fraction and defined contribution plan fraction for such Member to one.

IV.6 Annual Additions. The Annual Addition with respect to an Employee for any Plan Year shall be the sum of the following amounts allocated to his Account for the Plan Year:

         (a) all after-tax contributions made subsequent to December 31, 1986, and prior to January 1, 1987, the lesser of 1/2 of an Employee's after-tax contributions, or the amount of his after-tax contributions in excess of 6% of his Compensation; plus

         (b) Employer Matching Contributions and any other Employer contributions; plus

         (c)   Before-Tax Contributions; plus

         (d)   any forfeitures allocated to the Employee's Account; plus

         (e) any amount applied from the suspense account (pursuant to Section 4.5); plus

         (f) excess contributions and excess aggregate contributions as defined in Code Sections 401(k)(8)(B) and 401(m)(6)(B), respectively; plus

         (g) excess deferrals as defined in Code Section 402(g)(2) which are not distributed to the Employee by April 15 following the individual's tax year in which such excess deferrals occurred; plus

         (h)   amounts described in Code Sections 415(1)(1) and 419A(d)(2).

         For purposes of applying this Section 4.6, all defined contribution plans maintained by the Employer and all Affiliated Employers shall be aggregated.

         The term Annual Additions shall not include any rollover contributions.

IV.7 Contributions Conditioned on Tax Deductibility. All Before-Tax Contributions and Employer Matching Contributions shall be conditioned upon their deductibility by the Participating Employer for Federal income tax purposes; provided, however, that no contributions shall be returned to a Participating Employer, except as provided in Section 4.8.

IV.8 Return of Contributions. Notwithstanding any other provision of this Plan, a Before-Tax Contribution or an Employer Matching Contribution upon request by the Participating Employer may be returned to the Participating Employer who made the contribution if:

         (a)   the contribution was made by reason of a mistake of fact;

         (b) the contribution was conditioned upon its deductibility for income tax purposes and the deduction was disallowed; or

         (c) the contribution was made under the assumption that the Plan would initially be qualified by the Internal Revenue Service, but a notice is received by the Employer that the Plan fails to be initially qualified under the applicable Code Sections.

         The return to the Participating Employer of the amount involved in either (a), (b), or (c) shall occur within 1 year of the mistaken payment of the contribution, the disallowance of the deduction, or upon notification that the Plan fails to initially qualify, as the case may be.

         The amount which may be returned to the Participating Employer is the excess of the amount contributed over the amount that would have been contributed had there not occurred the circumstances causing the excess. Earnings attributable to the excess contribution may not be returned to the Participating Employer, but losses thereto shall reduce the amount to be returned. Furthermore, if the withdrawal of the amount attributable to the excess contribution would cause the balance of the Account of any Member to be reduced to less than the balance which would have been in the Account had the excess amount not been contributed, then the amount to be returned to the Participating Employer shall be limited to avoid such reduction. In the event any Before-Tax Contributions are returned to a Participating Employer pursuant to this Section 4.8, the Participating Employer shall directly reimburse affected Members for the amounts so returned.

         Pursuant to Section 4.8(c), if the initial determination letter is issued by the District Director of Internal Revenue to the effect that the Plan and Trust herein set forth or as amended prior to the receipt of such letter do not meet the requirements of Code

         Sections 401(a) and 501(a), the Employer shall be entitled at its option to withdraw, within 1 year of the receipt of such letter, all contributions made on and after the Effective Date. In such event, the Plan and Trust shall then terminate and all rights of the Employees shall be those as if the Plan had never been adopted.

IV.9 Payment of Expenses. In addition to its contributions, the Employer may elect to pay the administrative expenses of the Plan and fees and retainers of the Plan's Trustees, consultants, administrators, recordkeepers, auditors, counsel, and other advisors or service providers so long as the Plan or Trust Fund remains in effect. If the Employer does not elect to pay all or part of such expenses, the Trustee may pay these expenses and charge the payment thereof against the Trust Fund proportionate to the market value of each Investment Fund as of the most recent Valuation Date.

IV.10 Qualified Matching Contributions. Employer Matching Contributions made for Plan Years commencing on and after January 1, 1992 shall be Qualified Matching Contributions, as defined in Treasury Regulation
         Section 1.401(k)-l(g)(13). If, pursuant to Section 3.9, such contributions are used by the Employer to conduct the "average deferral percentage" test described in Section 3.8(c), any contributions so used shall not be included in calculating the "average contribution percentage" under Section 4.3(b).

                                    ARTICLE V


                           INVESTMENT OF CONTRIBUTIONS


V.1 Committee to Establish Accounts. The Committee shall establish and maintain a separate accounting in the name of each Member and Former Member which shall reflect all contributions by the Member or Former Member, all amounts contributed by the Participating Employer under the Plan on his behalf, earnings on all such contributions, any distributions, withdrawals, and any expenses charged against such contributions. The separate accounting in the name of each Member and Former Member shall include a separate accounting for Before-Tax Contributions, Employer Matching Contributions, and the Prior Plan Contribution Account.

V.2 Investment Options. Subject to the provisions of Sections 5.3 and 5.4, a Member and any Former Member shall direct the Committee to invest his Before-Tax Contributions and Employer Matching Contributions in the following funds:

         (a) Fund A - Money Market Fund. This Fund shall consist primarily of high-grade money market instruments with very short maturities.

         (b) Fund B - Fixed Interest Rate Contract Fund. This Fund shall consist primarily of fixed income vehicles, including, but not limited to, guaranteed investment contracts issued by insurance companies, government securities, and certificates of deposits.

         (c) Fund C - Equity Index Fund. Initially, this Fund shall consist of equity investments which attempt to duplicate the composition and total return of the Standard & Poor's Daily Stock Price Index of 500 Common Stocks (S&P 500 Index).

         The Committee may, in its sole discretion, eliminate one or more investment funds, offer additional investment funds, or alter the underlying investments of one or more funds from time to time. Members shall be notified of any changes in investment funds prior to the effective date of such changes.

V.3 Change in Investment Options. Subject to Section 5.4, a Member may change the investment allocation of his future Before-Tax Contributions and Employer Matching Contributions, effective as of any Entry Date, by providing the Committee with 30 days prior written notice or such lesser notice as the Committee may approve according to uniform and nondiscriminatory rules it may adopt. Subject to Section 5.4, a Member or Former Member may also change the investment allocation of his existing Account, effective as of any Entry Date, by providing the Committee with 30 days prior written notice or such lesser notice as the Committee may approve according to uniform and nondiscriminatory rules it may adopt. Effective October 1, 1991, investment changes shall be permitted hereunder as of the first day of each calendar quarter (January 1, April 1, July 1, and October 1).

V.4      Investment Rules. The following rules shall govern all aspects of this
         Article V:

         (a) A Member shall direct the Committee to invest his current Before-Tax Contributions and Employer Matching Contributions, in multiples of 25%, in any of the available funds. Reallocation of the Member's or Former Member's existing Account pursuant to
               Section 5.3 shall also be made to any of the available funds in multiples of 25%.

         (b) Any investment direction given by a Member or Former Member shall continue in effect until changed by such Member or Former Member as provided hereunder.

         (c) In the absence of any written designation of investment preference by the Member or Former Member, Before-Tax Contributions and Employer Matching Contributions shall be invested 100% in Fund A. The Member shall acknowledge in writing this default option.

         (d) Notwithstanding any instruction from any Member or Former Member for investment of funds as provided in this Article V, the Trustee shall have the right to hold uninvested, or invested in short-term fixed income investments, any funds intended for investment or reinvestment as otherwise provided in this Article V for such time as the Trustee, in its sole discretion, deems advisable.

         (e) The Committee may limit changes otherwise permitted hereunder in the investment allocation of a Member's or Former Member's Account to the extent a change is precluded as a result of a temporary period of adverse liquidity with respect to an investment fund or to the extent a change would adversely affect the investment return of Accounts of other Members or Former Members.

                                  ARTICLE VI


                                  TRUST FUND



VI.1 Trust Fund. All Accounts shall be held in the Trust Fund and each Member's and Former Member's interest in the investment funds shall be valued in accordance with Sections 6.2 and 6.3.

VI.2 Valuation of Funds. Each investment fund shall be valued by the Trustee as of each Valuation Date on the basis of the fund's fair market value.

VI.3 Allocation of Income, Profits, Losses and Expenses. The Accounts of all Members and Former Members shall be adjusted as of each Valuation Date to reflect the effects of contributions and withdrawals, income, realized and unrealized gains and losses, and expenses applicable to the fund or funds where such Accounts are invested. As provided by written procedures established by the Committee, such adjustments shall be based upon the proportion that each Member's and Former Member's Account invested in a fund as of the last preceding Valuation Date, after any reductions for distributions and additions for contributions subsequent to such date, bears to the total of all Accounts of all Members and Former Members invested in the same fund as of the last preceding Valuation Date, after reductions for any distributions and additions for contributions subsequent to such date.

                                  ARTICLE VII


                                     DEATH



VII.1 Amount of Death Benefit. Upon the death of a Member or Former Member prior to the complete distribution of his Account in accordance with
         Article XI, his Beneficiary shall be entitled to 100% of the Member's Account.

VII.2 Payment of Death Benefit. After receipt by the Committee of due notice of the death of the Member or Former Member, the benefit payable under this Article VII shall be paid to his Beneficiary in one lump sum as soon as practicable after the calendar quarter and Valuation Date coincident with or next following the date of such Member's death.

VII.3 Designation of Beneficiary. Each Member or Former Member shall have the right, by written notice to the Committee, to designate or to change the Beneficiary to receive any benefit payable in the event of his death, subject to the spousal consent requirements of Section 1.5, if he is then married.

VII.4 Payment Other Than to Beneficiary. If a Member has not designated a Beneficiary, or the Member's designated Beneficiary dies before the Member, or the Beneficiary dies after the death of the Member or Former Member but prior to receiving the full death benefit hereunder, the Member's remaining Account shall be paid with priority as follows:

         (a)   the Member's surviving Spouse;

         (b)   children, and children of deceased children, per stirpes;

         (c) brothers and sisters, or if deceased, the children of such brothers and sisters, per stirpes; and

         (d)   the estate of the Member.

                                 ARTICLE VIII


                     VESTING AND TERMINATION OF EMPLOYMENT



VIII.1 Vesting of Contributions. A Member shall at all times be 100% vested in his Prior Plan Contribution Account, Before-Tax Contribution Account, and his Employer Matching Contribution Account.

VIII.2 Method of Payment. When a Member incurs a Severance from Service, his vested Account shall be distributed pursuant to the provisions of
         Article XI.

                                  ARTICLE IX


                                     LOANS



IX.1 Method Loans. Effective October 19, 1989, the Plan may lend a Member who is actively employed an amount not in excess of the lesser of (i) $50,000 reduced by the Member's highest outstanding loan balance from the Plan during the preceding 12-month period; or (ii) 50% of the value of his vested Account as of the date on which the loan is approved.

         For loans granted on or before October 18, 1989, the maximum amount of such loan shall not exceed the lesser of (a) or (b):

         (a)   the sum of the amounts in Funds A and B; or

         (b)   an amount determined based on the following schedule:

             Total Amount In All Accounts           Maximum Loan Amount
             ----------------------------           -------------------

             $10,000 - $20,000                      $10,000
             $20,000 - $100,000                     50% of Account Balance
             Over $100,000                          $50,000

         In no event shall the amount of the loan exceed $50,000, reduced by the Member's highest outstanding loan balance from the Plan during the preceding 12-month period.

IX.2 Rules Relating to Loans. All loans shall comply with the following terms and conditions:

         (a) Loan amounts shall be in $100 increments and the minimum amount that may be borrowed under the Plan shall be $500.

         (b) Loans may be applied for as of any date with prior written notice as the Committee may approve according to uniform and nondiscriminatory rules it may adopt. No more than one loan may be made to a Member in any 12-month period and no more than two loans may be outstanding to a Member at any time.

         (c) An application for a loan by a Member shall be made in writing to the Committee, or its delegate, whose action thereon shall be final.

         (d) Repayment of a loan shall be made based on level amortization of the loan amount and shall be made no less frequently than quarterly over the term of the loan. The Member shall authorize the Participating Employer to deduct from his pay the level amount sufficient to accomplish the repayment.

         (e) The period of repayment for any loan shall be arrived at by mutual agreement between the Committee, or its delegate, and the Member, but subject to a minimum repayment period of 1 year and a maximum repayment period of 4 years. Loans may be prepaid in full at any time without penalty. Partial repayments are also permitted.

         (f) Each loan shall be made against the collateral assignment of the Member's right, title, and interest in the portion of his Account against which the loan is taken, evidenced by such Member's collateral promissory note for the amount of the loan, including interest, payable to the order of the Plan.

         (g) Each loan shall bear a reasonable rate of interest, which shall be the prime rate of interest as published in the "money rate" section of the Wall Street Journal as of the first business day of the month preceding the effective date of the loan, plus 2%. The Committee shall review the rate of interest to determine if it is consistent with commercial rates for similar loans and if not, the Committee shall have the authority to modify such rate of interest for new loans to be consistent with such commercial rates.

         (h) In the event a loan repayment is not made, or is not paid at maturity, or in the event of a Member's bankruptcy or impending bankruptcy, insolvency, or impending insolvency, the loan shall be deemed to be in default and the Committee, or its delegate, shall give written notice of such default to such Member to his last known address. If the default is not cured within a reasonable period of time from the date of such notice as determined by the Committee, according to uniform and nondiscriminatory rules it may adopt and set forth in the notice, the Member's Account shall be reduced by the amount of the unpaid balance of the loan, together with the interest thereon, and the Member's indebtedness shall thereupon be discharged. This reduction shall occur as soon as the Member could have received a distribution of the portion of the Account balance so reduced under applicable law, disregarding the provisions of (i) below.

         (i) Upon termination or Retirement, no distribution shall be made to any Member or Former Member or to a Beneficiary of any such Member or Former Member unless and until all unpaid loans, including accrued interest thereon, have been liquidated; provided, however, if any unpaid balance is due on a loan of such Member or Former Member at the time of such distribution which has not been satisfied through collection or liquidation of his Account, the Plan shall distribute to such Member or Former Member or Beneficiary the collateral promissory note evidencing the loan, and his Account, reduced by the unpaid balance of the loan, including accrued interest thereon, shall be distributed.

         (j) All loans shall be debited to a Member's Account first from his Prior Plan Contribution Account, next from his Employer Matching Contribution Account and last from his Before-Tax Contribution Account.

         (k) Subject to the provisions of paragraph (j) above, all loans shall be debited to the investment of a Member's Account as such Account is invested in Funds A, B, and C in the amount(s) authorized by the Member in writing. In the absence of any authorization from the Member, a loan shall be debited on a pro rata basis from the funds in which his Account is invested at the time the loan is originated.

         (l) Upon receipt of a loan repayment and associated interest, the Trustee shall deposit such repayment in Fund A, Fund B, and Fund C in accordance with the Member's current investment election for contributions at the time of the repayment. The Trustee shall also credit such repayment to the Member's Accounts in the same proportion as they were charged with the loan.

         (m) The Committee shall make loans available hereunder on a reasonably equivalent basis. The Committee shall apply objective criteria in a uniform and nondiscriminatory manner to determine whether a loan application should be approved. Such criteria shall be limited to those factors which would be considered by a commercial lender in the business of making similar types of loans. Decisions by the Committee regarding loans shall be final and shall be communicated to the Member as soon as practicable.

         (n) A former member of the Stanadyne, Inc. Savings Plus Plan who is a Member of this Plan, in accordance with Article II, and who has an outstanding loan from the Stanadyne, Inc. Savings Plus Plan on the date his accounts were transferred in accordance with Section
               1.34 shall continue such loan under this Plan in accordance with its original terms.

         (o) No loan shall be made to any Former Member unless he is a party-in-interest under ERISA Section 3(14).

         (p) The Committee may adopt such other rules and regulations relating to loans as it may deem appropriate.

                                   ARTICLE X

                                  WITHDRAWALS



X.1 Non-hardship Withdrawals from Prior Plan Contribution Account. Subject to the provisions of Sections 10.4 and 10.5, a Member may elect to withdraw any portion of his Prior Plan Contribution Account for any reason as of any Valuation Date. A Member may elect one such withdrawal in any calendar quarter.

X.2      Withdrawals After Age 59 1/2. Subject to the provisions of Sections
         10.4 and 10.5, a Member who has attained age 59 1/2 may elect to withdraw any portion of his Account for any reason as of any Valuation Date.

X.3 Hardship Withdrawals. Subject to the provisions of Sections 10.4 and 10.5, a Member who has not attained age 59 1/2 shall have the right to withdraw the portion of his Account needed to meet a "financial hardship", as defined herein:

         (a) For the purpose of this Section 10.3, a financial hardship shall mean an immediate and heavy financial need specified in Treasury Regulation 1.401(k)-I(d)(2)(iv) which cannot be met from any other available resource. These include:

               (i)medical expenses described in Code Section 213(d) incurred by the Member, his Spouse, or dependents;

               (ii)costs directly related to the purchase of the Member's principal residence (other than mortgage payments);

               (iii)tuition payments for the post-secondary education of the
                     Member, his spouse, children, or dependents; and

               (iv)payments needed to prevent eviction from, or foreclosure on, the Member's principal residence.

               Additional hardship requirements may be adopted by the Committee on a uniform and nondiscriminatory basis.

               The Committee shall determine in its sole discretion whether a financial hardship exists to warrant a withdrawal, and if such hardship exists, the amount of the withdrawal necessary to meet the hardship.

         (b) A Member shall be deemed to lack other resources to satisfy the financial hardship as required under subsection (a) of this
               Section if the following conditions are satisfied:

               (i)the Member has withdrawn all amounts available to him under all of the Employer's (and Affiliated Employer's) qualified plans;

               (ii)the Member has borrowed any amounts available to him under this Plan pursuant to Article IX and from any other qualified plans of the Employer and Affiliated Employers, unless the repayment of the amount borrowed would constitute a financial hardship to the Member;

               (iii)if the Member has made a withdrawal from his Before-Tax
                     Contribution Account, the Member's Before-Tax Contributions to the Plan are suspended for the 12-month period immediately following the date of the hardship withdrawal; and

               (iv)if the Member has made a withdrawal from his Before-Tax
                     Contribution Account, the Member's maximum Before-Tax Contribution permitted under Article III for the Plan Year following the Plan Year in which the hardship withdrawal was made is reduced by the amount of the Member's Before-Tax Contributions made during the Plan Year in which the hardship withdrawal occurred.

         (c) In lieu of the conditions outlined in (b) above, a Member may provide the Committee with written documentation that he lacks other resources to satisfy his financial hardship. The written documentation required to be provided by the Member for such demonstration shall be determined by the Committee.

         In no event shall the amount of the withdrawal exceed the amount necessary to meet the Member's financial hardship.

X.4 Rules for Withdrawals. The following rules shall apply to withdrawals made pursuant to this Article X:

         (a) No more than one non-hardship withdrawal from the Prior Plan Contribution Account may be made in any calendar quarter unless otherwise permitted in accordance with such uniform and nondiscriminatory rules as the Committee may adopt.

         (b) A Member who has not attained age 59 1/2 may not withdraw that portion of his Before-Tax Contribution Account which is attributable to investment earnings which are credited to such Account after December 31, 1988.

         (c) A Member may not elect to withdraw Employer Matching Contributions made on behalf of such Member for any Plan Year commencing on or after January 1, 1992.

         (d) A Member shall request a withdrawal hereunder by providing the Committee with at least 30 days advance written request of the withdrawal, except that the Committee may agree to accept a later request in the case of a withdrawal for financial hardship. The Member will receive such payment as soon as practicable after the Committee receives the request.

         (e) The amount otherwise available as a withdrawal from the Plan under this Article shall be reduced by the amount of any loan outstanding at the time a withdrawal request is made, and no withdrawal shall be permitted under this Article X to the extent that such withdrawal would cause the aggregate of the loans outstanding to exceed the limits expressed in Article IX.

         (f) Withdrawals shall be effective as of the date the Committee approves the withdrawal.

         (g) Any withdrawal shall be paid in cash as soon as practicable following the Valuation Date coincident with the approval of the withdrawal or such earlier date as the committee may determine in a uniform and nondiscriminatory manner.

         (h) If a Member is married at the time he requests an in-service withdrawal, consent of his Spouse is required. Such consent shall be in writing on a form prescribed by the Committee and shall be made in accordance with the provisions of Section 1.5 as to form of consent. Consent shall be obtained no earlier than 90 days prior to date of receipt of the in-service withdrawal distribution.

X.5 Debiting of Withdrawals. Except to the extent otherwise provided by this Article X, all withdrawals shall be debited to a Member's Account first from his Prior Plan Contribution Account, next from the available portion of his Employer Matching Contribution Account, and then from his Before-Tax Contribution Account.

         In the event that the provisions of this Article X prohibit a withdrawal from a Member's Account in the sequence described in the preceding sentence, the amounts withdrawn shall follow such sequence only to the extent otherwise permitted by the provisions of this
         Article X. All withdrawals shall be debited against the investment funds in the same proportion as such Account is then invested.

                                  ARTICLE XI

                              PAYMENT OF BENEFITS



XI.1 Entitlement to Distribution. If a Member incurs a Severance from Service, he may elect to receive the vested portion of his Account as provided herein.

XI.2     Form of Payment.

         (a) An Account whose value is $3,500 or less shall automatically be distributed in one lump sum payment in accordance with the provisions of Section 11.3.

         (b) The normal form of payment for an Account whose value is more than $3,500 shall also be one lump sum payment. The distribution of any Account, the value of which exceeds $3,500, shall require the written consent of the Member or Former Member, if such distribution is scheduled to occur prior to the date such Member attains age 65.

         (c) If a Member or Former Member incurs a Severance from Service and meets the eligibility requirements for Retirement, he may elect to receive a distribution of his Account:

               (i)in one lump sum payment;

               (ii)in a partial lump sum payment and defer distribution of the remaining Account balance until any date up to age 70;

               (iii)in the form of substantially equal installments, payable no less than annually, over a specified number of years which shall not exceed the lesser of 10 and the Member's life expectancy period determined under the applicable provisions of Code Section 401(a)(9) and the regulations thereunder. Each year the amount of such installment payment shall be determined by dividing the Member's remaining Account balance by a divisor. The initial divisor shall be equal to the number of annual installments. Each year such divisor shall be reduced by one until there are no remaining installments; or

               (iv)for distributions made on or after January 1, 1993,
                     notwithstanding any provision of the Plan to the contrary that would otherwise limit a Member's (or a Payee's) election under this Section, a Member (or a Payee) may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by a Member (or a Payee) in a Direct Rollover.

         (d) Not more than 90 days nor less than 30 days before a Member's payment date, the Committee shall furnish the Member with a notice containing information about electing the form in which benefits are to be paid. Each Member may elect in writing not to take the normal form of benefit payment and to elect an optional form of benefit payment. The election period is the 90-day period ending on the date the Member is entitled to receive payment. The Committee may, on a uniform and nondiscriminatory basis, provide for other periods that comply with regulations issued under Code Sections 401(a)(11) and 417.

               If the normal form of benefit payment is one to which Code
               Section 401(a)(11) and 417 do not apply, such benefit payment may commence less than 30 days after the notice required under
               Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

               (i)theCommittee clearly informs the Member that the Member has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution or an optional form of benefit payment, and

               (ii)the Member, after receiving the notice, affirmatively elects a distribution.

XI.3     Time of Payment.

         (a) To the extent practicable, and unless otherwise elected by the Member or Former Member pursuant to Section 11.3(c) or (d), any distribution shall be made as soon as practicable after the valuation is completed for the calendar quarter end Valuation Date which coincides with or next follows the event which gave rise to the distribution. Generally, benefits will not commence hereunder until the Member or Former Member returns a completed form to the Committee with 30 days prior written notice or such lesser notice as the Committee shall approve according to uniform and nondiscriminatory rules it may adopt. However, if the Member or Former Member fails to return the completed election form to the Committee, benefits will automatically commence within the period described in
               Section 11.3(b), 11.3(c), or 11.5, whichever is applicable.

         (b) Unless a Member or Former Member elects a deferred payment in accordance with Section 11.3(c) or (d), or unless Section 11.5 applies, distribution shall commence no later than 60 days after the close of the Plan Year in which (i) the Member or Former Member attains age 65; (ii) the 10th anniversary of the Member's or Former Member's commencement of participation occurs; or (iii) the Member or Former Member terminates employment, whichever is latest.

         (c) A Member or Former Member who has an Account which is $3,500 or less shall have such Account distributed to him as soon as practicable after the valuation is completed for the calendar quarter end Valuation Date following his Severance from Service. However, a Member or Former Member may elect, in writing, to defer the commencement of such distribution under this Article XI to a date which is not later than the quarter end Valuation Date immediately following the first anniversary of his Severance from Service, subject to the limitations of
               Section 11.5. In the event a Member or Former Member elects to defer receipt of his Account pursuant to this paragraph, his Account shall continue to be valued in accordance with Article VI and shall be invested in accordance with such election under Article V. If a Member or Former Member whose Account balance is $3,500 or less makes no deferral election, his Account shall be distributed to him as soon as practical after the valuation is completed for the calendar quarter end Valuation Date following his Severance from Service.

         (d) A Member or Former Member who has an Account which is greater than $3,500 may elect, by not consenting in writing to a distribution, to defer the commencement of such distribution under this Article XI to a date which is not later than the calendar end Valuation Date preceding age 70. In the event a Member or Former Member elects to defer receipt of his Account pursuant to this paragraph, his Account shall continue to be valued in accordance with Article VI and shall be invested in accordance with such election under Article V.

         (e)   If a Member or Former Member has elected a deferred payment under
               Section 11.3(c) or (d), he may at any time thereafter elect to change the time or manner of payment of the unpaid portion of his Account in accordance with the further provisions of this Article XI; provided that 60 days advance written notice is given to the Committee.

XI.4 Amount of Distribution. The amount of any distribution shall be determined by the amount in the Member's or Former Member's Account as of the calendar quarter end Valuation Date coinciding with or otherwise immediately preceding such distribution.

XI.5 Limitation on Distributions. Distribution of benefits shall not be deferred beyond the April 1 following the calendar year in which the Member attains age 70 1/2. In the event distributions must commence to a Member as provided in the previous sentence, the Member may elect a full distribution of his Account or installment payments as described in Section 11.2(c). If installments are elected, the divisor under
         Section 11.2(c) for any year shall be the lesser of the divisor under such paragraph, or the divisor that would be required under Code
         Section 401(a)(9) and attendant regulations. Upon the death of a Member, distribution of his remaining Account shall be made to his Beneficiary no later than 5 years following the Member's death. In any event, distributions hereunder shall be made in accordance with Code
         Section 401(a)(9), including the incidental death benefit requirements of such Code Section, and regulations thereunder, including Treasury Regulation 1.401(a)(9)-2. Such regulations and applicable rulings or announcements, including any grandfather provisions or provisions delaying the effective date of Code Section 401(a)(9), are hereby incorporated by reference.

XI.6 Segregated Accounts. If a Member or Former Member has elected to have his Account distribution, or any part thereof, deferred to a later date pursuant to Section 11.2 or 11.3, the Account of such individual will continue to be invested in accordance with the most recent investment direction on file with the Committee. If there is no investment direction on file, the Committee shall direct the Trustee to segregate the Member's or Former Member's interest in the Plan and invest such interest in Fund A as described in Section 5.2. Amounts invested in this manner shall share the earnings, on a pro rata basis, attributable to such fund.

XI.7 Missing Persons. If the Committee shall be unable, within 5 years after any amount becomes due and payable from the Plan to a Member or Beneficiary, to make payment because the identity or whereabouts of such person cannot be ascertained, the Committee may mail a notice by registered mail to the last known address of such person outlining the action to be taken unless such person makes written reply to the Committee within 90 days from the mailing of such notice. The Committee may direct that such amount and all further benefits with respect to such person shall be forfeited and all liability for the payment thereof shall terminate. However, in the event of the subsequent reappearance of the Member or Beneficiary prior to termination of the Plan, the benefit which was forfeited (but not any earnings attributable to such forfeiture) shall be reinstated in full. Any benefits forfeited shall be applied to reduce future Employer Matching Contributions to the Plan.

         Reinstatement of any benefit forfeited under this Section 11.7 shall be made by the applicable Participating Employer with an additional contribution to the Plan.

                                  ARTICLE XII

                                  RETIREMENT



XII.1 Responsibility for Plan and Trust Administration. The Employer shall have the sole authority to appoint and remove the Trustee, Members of the Committee, and any investment manager which may be provided for under the Trust, and to amend or terminate, in whole or in part, this Plan or the Trust. The Employer, through its Committee, shall have the responsibility for the administration of this Plan, which is specifically described in this Plan and the related Trust Agreement. The Employer shall be the named Fiduciary for purposes of the Code and ERISA.

XII.2 Retirement Plan Committee. The Plan shall be administered by the Employer through the Savings Plus Plan Committee, referred to as "Committee", consisting of no fewer than three nor more than five persons to be appointed by and to serve at the pleasure of the Employer. Any person appointed as a Member of the Committee may resign from the Committee by delivering his written resignation to both the Board of Directors of the Employer and the Secretary of the Committee. The Committee shall be the Plan Administrator, within the meaning of
         Section 3(16)A of ERISA.

XII.3 Agents of the Committee. The Committee may delegate specific responsibilities to other persons as the Committee shall determine. The Committee may authorize one or more of their number, or any agent, to execute or deliver any instrument or to make any payment in their behalf. The Committee may employ and rely on the advice of counsel, accountants, and such other persons as may be necessary in administering the Plan.

XII.4 Committee Procedures. The Committee may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Member, Former Member, or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.

         The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary, who may or may not be a Committee member and advise the Trustee of such actions in writing. The secretary shall keep a record of all meetings and forward all necessary communications to the Employer and the Trustee. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority including actions in writing taken without a meeting.

XII.5 Administrative Powers of the Committee. The Committee may from time to time establish rules for the administration of the Plan. Except as otherwise herein expressly provided, the Committee will have the exclusive right and discretionary authority to interpret the Plan and decide any matters arising hereunder in the administration and operation of the Plan, and any interpretations or decisions so made will be conclusive and binding on all persons having an interest in the Plan; provided, however, that all such interpretations and decisions will be applied in a uniform and nondiscriminatory manner to all Employees. The Committee shall have no right to modify any provisions of the Plan as herein set forth.

XII.6 Benefit Claims Procedures. All claims for benefits under the Plan shall be in writing and shall be submitted to the Committee member designated as Committee secretary by the Committee. If any application for payment of a benefit under the Plan shall be denied, the Committee shall notify the claimant within 90 days of such application setting forth the specific reasons therefor and shall afford such claimant a reasonable opportunity for a full and fair review of the decision denying his claim. If special circumstances require an extension of time for processing the claim, the claimant will be furnished with a written notice of the extension prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render its decision.

         Notice of such denial shall set forth, in addition to the specific reasons for the denial, the following:

         (a)   reference to pertinent provisions of the Plan;

         (b) such additional information as may be relevant to the denial of the claim;

         (c)   an explanation of the claims review procedure; and

         (d) notice that such claimant may request the opportunity to review pertinent Plan documents and submit a statement of issues and comments.

         Within 60 days following notice of denial of his claim, upon written request made by any claimant for a review of such denial to the Committee secretary, the Committee shall take appropriate steps to review its decision in light of any further information or comments submitted by such claimant.

         The Committee shall render a decision within 60 days after the claimant's request for review and shall advise said claimant in writing of its decision on such review, specifying its reasons and identifying appropriate provisions of the Plan. If special circumstances require an extension of time for processing, a decision will be rendered as soon as possible, but not later than 120 days after receipt of a request for the review. If the extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the decision is not furnished within such time, the claim shall be deemed denied on review. The decision on review shall be in writing and shall include specific reasons for the decision, written to the best of the Committee's ability in a manner calculated to be understood by the claimant without legal counsel, as well as specific references to the pertinent Plan provisions on which the decision in based. In the event of continued disagreement, the claimant may thereafter appeal to the Employer, whose decision is final.

XII.7 Reliance on Reports and Certificates. The Employer (or the Committee if so designated by the Employer) will be entitled to rely conclusively upon all valuations, certificates, opinions, and reports which may be furnished by the recordkeeper, or any accountant, controller, counsel, or other person who is employed or engaged for such purposes and shall exercise the authority and responsibility as it deems appropriate to comply with all of the legal and governmental regulations affecting this Plan.

XII.8 Other Committee Powers and Duties. The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

         (a) to prescribe written procedures to be followed by Members, Former Members, or Beneficiaries filing applications for benefits;

         (b) to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

         (c) to receive from the Employer, Members, and Former Members such information as shall be necessary for the proper administration of the Plan;

         (d) to furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

         (e) to receive and review the periodic valuations of the Plan made by the recordkeeper; and

         (f) to receive, review, and keep on file (as it deems convenient or proper) reports of benefit payments by the Trustee and reports of disbursements for expenses directed by the Committee.

         The Committee shall have no power to add to, subtract from, or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

XII.9 Compensation of Committee. No member of the Committee who is an Employee will receive any compensation for his services as such, but will be reimbursed for reasonable expenses incident to the performance of such services. The reimbursement of expenses shall be paid in whole or in part by the Employer, and any expenses not paid by the Employer shall be paid by the Trustee out of the income of the Trust Fund.

XII.10 Member's Own Participation. No member of the Committee may act, vote, or otherwise influence a decision of the Committee specifically relating to his own participation under the Plan.

XII.11 Liability of Committee Members. No member of the Committee will be liable for any act of omission or commission except as provided by Federal law.

XII.12 Indemnification. The Board of Directors of the Employer, the Committee, and the individual members thereof shall be indemnified by the Employer and not the Trust Fund against any and all expenses, costs, and liabilities arising by reason of any act or failure to act, unless such act or failure to act is judicially determined to be gross negligence or willful misconduct.

                                 ARTICLE XIII

                          FIDUCIARY RESPONSIBILITIES



XIII.1 Basic Responsibilities. Any Plan Fiduciary, whether specifically designated or not, shall:

         (a) discharge all duties solely in the interest of Members, Former Members, and Beneficiaries and for the exclusive purpose of providing benefits and defraying reasonable administrative expenses under the Plan;

         (b) discharge his responsibilities with the care, skill, prudence, and diligence a prudent man would use in similar circumstances; and

         (c)   conform with the provisions of the Plan.

         No person who is ineligible by law will be permitted to serve as Fiduciary.

XIII.2   Actions of Fiduciaries.  Any Plan Fiduciary:

         (a) may serve in more than one fiduciary capacity with respect to the Plan;

         (b) may employ one or more persons to render advice with regard to or to carry out any responsibility that such Fiduciary has under the Plan; and

         (c) may rely upon any discretion, information, or action of any other Plan Fiduciary, acting within the scope of its responsibilities under the Plan, as being proper under the Plan.

XIII.3 Fiduciary Liability. No Fiduciary shall be personally liable for any losses resulting from his action, except as provided by Federal law. Each Fiduciary shall have only the authority and duties which are specifically allocated to him, shall be responsible for the proper exercise of his own authority and duties, and shall not be responsible for any act or failure to act of any other Fiduciary.

                                  ARTICLE XIV

                                   AMENDMENT



XIV.1 Internal Revenue Service Qualification. It is the intention of the Employer that the Plan shall be and remain qualified and exempt under Code Sections 401(a) and 501(a) and meet the requirements of Code Sections 401(k) and 401(m). The Employer may authorize any modification or amendment of this Plan, which is deemed necessary or appropriate to qualify or maintain the qualification and exemption of the Plan within the requirements of Code Sections 401(a), 401(k), 401(m), and 501(a), or any other applicable provisions of the Code as now in effect or hereafter amended or adopted.

XIV.2 Amendment and Termination by the Employer. The Employer reserves the right to modify, suspend, or terminate the Plan in whole or in part (including the provisions relating to contributions). The Employer shall not have the power to modify, suspend, amend, or terminate the Plan in such manner as will cause or permit any part of the Trust Fund to be used for or diverted to purposes other than the exclusive benefit of Members, Former Members, or their Beneficiaries, or for the payment of expenses pursuant to the provisions of the Plan. Further, except as otherwise specifically provided in Sections 4.5 and 4.8, no portion of the Trust Fund may revert to or become the property of the Employer, so as to divest a Member or Former Member from or deprive him of any benefits which may have accrued to him upon termination or partial termination of the Plan or complete discontinuance of contributions, as such term is defined in Code Section 411, the amounts credited to the Accounts of Members affected by such termination or partial termination shall be nonforfeitable.

         Notwithstanding anything to the contrary contained herein, upon such termination of the Plan, the Employer shall have no obligation or liability whatsoever to make any further payments to the Trustee.

XIV.3 Right to Terminate. Each Participating Employer by action of its Board of Directors or other governing authority shall have the right to terminate, as to itself, the Plan by delivering written notice authorizing the termination to the Employer, the Committee, and the Trustee. A Participating Employer who withdraws from the Plan may arrange for the continuation by itself or its successor of this Plan and Trust in separate form for its own employees, with such amendments, if any, as it may deem proper, and may arrange for continuation of the Plan and Trust by merger with an existing plan and trust, and transfer of Trust assets.

         The Employer may, in its absolute discretion, have the right to terminate a Participating Employer's participation at any time when, in its judgment, such Participating Employer fails or refuses to discharge its obligations under the Plan.

XIV.4 Valuation of Assets. In determining the value of the Accounts of the Members or Former Members as of the date of the termination of the Plan, the assets of the Trust Fund shall be valued by the Trustee at fair market value as of the close of business on the termination date. The Accounts of the Members and Former Members shall be adjusted in the manner provided in Article VI.

XIV.5 Distribution of Assets. If the Plan is terminated, the Trustee shall distribute all assets, as soon as practicable thereafter. If there is another defined contribution plan described in Code Section 401(a) maintained by an Affiliated Employer, a Participant shall have the option of having such Account transferred to such other Plan, as permitted by applicable law, until all assets remaining in the Trust Fund after payment of any expenses properly chargeable to the Trust Fund are distributed to Members, Former Members, or their Beneficiaries. Such distribution shall be equal to the value of the Accounts of the Members as of the date of the termination of the Plan adjusted for any earnings and expenses of the Trust Fund and Plan between such date and the date of distribution. Payment will be made in cash. The Committee's determination shall be final and binding on all persons.

                                  ARTICLE XV

                          TOP-HEAVY PLAN REQUIREMENTS



XV.1 General Rule. For any Plan Year for which this Plan is a Top-Heavy Plan, as defined in Section 15.5, any other provisions of the Plan to the contrary notwithstanding, the Plan shall be subject to the following provisions:

         (a)   the minimum contribution provisions of Section 15.2; and

         (c)   the limitation on contributions set by Section 15.3.


XV.2     Minimum Contribution Provisions. Subject to the provisions of Sections
         15.3 and 15.4, each Eligible Employee who (i) is a Non-Key Employee (as defined in Section 15.7); and (ii) is employed on the last day of the Plan Year shall be entitled to have Employer Matching Contributions allocated to his Account of not less than 3% (the "Minimum Contribution Percentage") of his Compensation (as defined for purposes of applying the limits of Code Section 415) or such other amount, if any, as may be necessary to comply with the rules established by the Internal Revenue Service.

         The Minimum Contribution Percentage set forth above shall be reduced for any Plan Year to the percentage at which contributions are made (or required to be made) under the Plan for the Plan Year for the Key Employee (as defined in Section 15.6) for whom such percentage is the highest for such Plan Year.

         For this purpose, the percentage with respect to a Key Employee shall be determined by dividing the contributions made for such Key Employee by his total Compensation for the Plan Year not to exceed $200,000 or such higher amount as indexed pursuant to Code Sections 401(a)(17) and 415(d) and the applicable regulations thereunder. Effective January 1, 1994, $150,000 shall be substituted for $200,000.

         Contributions taken into account under the immediately preceding sentence shall include contributions under this Plan and under all other defined contribution plans required to be included in an Aggregation Group (as defined in Section 15.5), but shall not include any plan required to be included in such Aggregation Group if such plan enables a defined benefit plan required to be included in such group to meet the requirements of the Code prohibiting discrimination as to contributions or benefits in favor of employees who are officers, shareholders or the Highly-Compensated or prescribing the minimum participation standards.

         Contributions taken into account under this Section 15.2 shall not include any contributions under the Social Security Act or any other Federal or state law.

XV.3 Limitation on Contributions. In the event that the Employer also maintains a defined benefit plan providing benefits on behalf of Members of this Plan, one of the two following provisions shall apply:

         (a) if for the Plan Year this Plan would be a Top-Heavy Plan if "90%" were substituted for "60%", then Section 15.2 shall apply for such Plan Year as if amended so that "4%" were substituted for the "3%"; or

         (b) if for the Plan Year (i) this Plan is subject to paragraph (a) above but does not provide the required additional minimum contribution; or (ii) this Plan would continue to be a Top-Heavy Plan if "90%" were substituted for "60%", then the denominator of both the defined contribution plan fraction and the defined benefit plan fraction shall be calculated as set forth in Section 4.5 for the limitation year ending in such Plan Year by substituting "1.0" for "1.25" in each place such figure appears, except with respect to any individual for whom there are no Employer Matching Contributions, forfeitures, or voluntary nondeductible contributions allocated or any accruals for such individual under the defined benefit plan.

XV.4 Coordination With Other Plans. In the event that another defined contribution or defined benefit plan maintained by the Employer or an Affiliated Employer provides contributions or benefits on behalf of Members in this Plan, such other plan shall be treated as a part of this Plan pursuant to the applicable principles set forth in Revenue Ruling 81-202 in determining whether the plans are providing benefits at least equal to the minimum benefit required under the defined benefit plan. If the Plan is subject to Section 15.3(b) but the Employer does not substitute "1.0" for "1.25" as required, the applicable percentage under the defined benefit plan shall be increased by one percentage point (up to a maximum of ten percentage points). Such determination shall be made by the Committee.

XV.5 Top-Heavy Plan Definitions. This Plan shall be a Top-Heavy Plan for any Plan Year if, as of the Determination Date, the Aggregate of the Accounts under the Plan for Members and Former Members who are Key Employees exceeds 60% of the present value of the Aggregate of the Accounts for all Members and Former Members, or if this Plan is required to be in an Aggregation Group which for such Plan Year is a Top-Heavy Group. For purposes of making this determination, the present value of the Aggregate of the Accounts for a Member (i) who is not a Key Employee, but who was a Key Employee in a prior year; or (ii) who has not performed any Services for the Employer at any time during the 5-year period ending on the Determination Date, shall be disregarded.

         (a) "Determination Date" shall mean for any Plan Year the last day of the immediately preceding Plan Year (except that for the first Plan Year the Determination Date means the last day of such Plan
               Year).

         (b) "Aggregate of the Accounts" shall mean the sum of (i) the Accounts determined as of the most recent Valuation Date that is within the 12-month period ending on the Determination Date; and
               (ii) the adjustment for contributions due as of the Determination Date, and as described in the regulations under the Code.

         (c) "Aggregation Group" shall mean the group of plans, if any, that includes both the group of plans that are required to be aggregated and, if the Committee so elects, the group of plans that are permitted to be aggregated.

               (i)The group of plans that are required to be aggregated (the
                     "Required Aggregation Group") includes (i) each plan of the Employer in which a Key Employee is a Member, including collectively-bargained plans; and (ii) each other plan of the Employer or an Affiliated Employer, including collectively-bargained plans, which enables a plan in which a Key Employee is a Member to meet the requirements of the Code prohibiting discrimination as to contributions or benefits in favor of Employees who are officers, shareholders, or the Highly-Compensated or prescribing the minimum participation standards.

               (ii)The group of plans that are permitted to be aggregated (the
                     "Permissive Aggregation Group") includes the Required Aggregation Group plus one or more plans of the Employer or an Affiliated Employer that is not part of the Required Aggregation Group and that the Committee certifies as constituting a plan within the Permissive Aggregation Group. Such plan or plans may be added to the Permissive Aggregation Group only if, after the addition, the Aggregation Group as a whole continues not to discriminate as to contributions or benefits in favor of Employees who are officers, shareholders, or the Highly-Compensated and to meet the minimum participation standards under the Code.

         (d) "Top-Heavy Group" shall mean the Aggregation Group, if as of the applicable Determination Date, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the Aggregation Group; plus the Aggregate of the Accounts of Key Employees under all defined contribution plans included in the Aggregation Group exceeds 60% of the sum of the present value of the cumulative accrued benefits for all employees under all such defined benefit plans; plus the aggregate accounts for all employees under such defined contribution plans. For purposes of making this determination, the present value of the accrued benefits for a Member (i) who is not a Key Employee, but who was a Key Employee in a prior year; or (ii) who has not performed Services for the Employer at any time during the 5-year period ending on the Determination Date, shall be disregarded. If the Aggregation Group that is a Top-Heavy Group is a Required Aggregation Group, each plan in the Group will be Top-Heavy. If the Aggregation Group that is a Top-Heavy Group is a Permissive Aggregation Group, only those plans that are part of the Required Aggregation Group will be treated as Top-Heavy. If the Aggregation Group is not a Top-Heavy Group, no plan within such Group will be Top-Heavy.

         (e) In determining whether this Plan constitutes a Top-Heavy Plan, the Committee shall make the following adjustments in connection therewith:

               (i)When more than one plan is aggregated, the Committee shall determine separately for each plan as of each plan's Determination Date the present value of the accrued benefits or the sum of account balances. Such accrued benefits shall be determined by using the method which is used for accrual purposes for all plans of the Employer, or, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C).

               (ii)Indetermining the present value of the cumulative accrued benefit or the amount of the account of any Employee, such present value or account shall include the dollar value of the aggregate distributions made to such Employee under the applicable plan during the 5-year period ending on the Determination Date, unless reflected in the value of the accrued benefit or account balance as of the most recent Valuation Date. Such amounts shall include distributions to Employees which represented the entire amount credited to their accounts under the applicable plan, and distributions made on account of the death of a Member to the extent such death benefits do not exceed the present value of the accrued benefit or account.

               (iii)Further, in making such determination, such present value, or such account, shall include any rollover contribution (or similar transfer), as follows:

                     (A) if the rollover contribution (or similar transfer) is initiated by the Employee and made to or from a plan maintained by another employer, the plan providing the distribution shall include such distribution in the value of such account; the plan accepting the distribution shall not include such distribution in the value of such account unless the plan accepted it before December 31, 1983; or

                     (B) if the rollover contribution (or similar transfer) in not initiated by the Employee or made from a plan maintained by another employer, the plan accepting the distribution shall include such distribution in the present value of such account, whether the plan accepted the distribution before or after December 31, 1983; the plan making the distribution shall not include the distribution in the present value of such account.

XV.6 Key Employee. The term "Key Employee" shall mean any Employee (and any Beneficiary of an Employee) under this Plan who is a Key Employee as determined in accordance with Code Section 416(i)(1), excluding in any event individuals who have not performed Services for the Employer during the 5-year period ending on the date on which the Top-Heavy determination is made.

XV.7 Non-Key Employee. The term "Non-Key Employee" shall mean any Employee (and any Beneficiary of an Employee) who is not a Key Employee, excluding in any event individuals who have not performed Services for the Employer during the 5-year period ending on the date on which the Top-Heavy determination is made.

XV.8 Change from Top-Heavy Status. In the event the Plan should become a Top-Heavy Plan for a Plan Year and subsequently reverts to a Plan which is not Top-Heavy, the change from a Top-Heavy plan to a plan which is not Top-Heavy shall not reduce a Member's Account.

                                  ARTICLE XVI

                              GENERAL PROVISIONS



XVI.1 Plan Voluntary. Although it is intended that the Plan shall be continued and that contributions shall be made as herein provided, this Plan is entirely voluntary on the part of the Employer and the continuance of this Plan and the payment of contributions hereunder are not to be regarded as contractual obligations of any Participating Employer, and no Participating Employer guarantees or promises to pay or to cause to be paid any of the benefits provided by this Plan. Each person who shall claim the right to any payment or benefit under this Plan shall be entitled to look only to the Fund for any such payment or benefit and shall not have any right, claim, or demand therefore against any Employer, except as provided by Federal law. The Plan shall not be deemed to constitute a contract between any Participating Employer and any Employee or to be a consideration for, or an inducement for, the employment of any Employee by any Participating Employer. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the Service of any Employer or to interfere with the right of any Employer to discharge or to terminate the Service of any Employee at any time without regard to the effect such discharge or termination may have on any rights under the Plan.

XVI.2 Payments to Minors and Incompetents. If any Member, Former Member, or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they will be paid to such person or institution as the Committee may designate, or to the duly appointed guardian. Such payment shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

XVI.3 Non-Alienation of Benefits. No amount payable to, or held under the Plan for the Account of, any Member or Former Member shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; nor shall any amount payable to, or held under the Plan for the Account of any Member or Former Member be in any manner liable for his debts, contracts, liabilities, engagements, or torts, or be subject to any legal process to levy upon or attach, except as may be provided under a qualified domestic relations order as defined in Code
         Section 414(p).

         Under a qualified domestic relations order, an alternate payee who had been married to the Member or Former Member for at least 1 year may be treated as a Spouse with respect to the portion of the Member's or Former Member's benefit in which such alternate payee has an interest; provided that the qualified domestic relations order provides for such treatment. However, under no circumstances may the spouse of any alternate payee (who is not a Member or Former Member hereunder) be treated as a Spouse under the terms of the Plan.

         Upon receipt of any judgement, decree, or order (including approval of a property settlement agreement) relating to the provision of payment by the Plan to an alternate payee pursuant to a state domestic relations law, the Committee shall promptly notify the affected Member or Former Member, and any alternate payee of the receipt of such judgement, decree, or order and shall notify the affected Member or Former Member, and any alternate payee of the Committee's procedure for determining whether or not the judgement, decree, or order is a qualified domestic relations order.

         The Committee shall establish a procedure to determine the status of a judgement, decree, or order as a qualified domestic relations order and to administer Plan distributions in accordance with qualified domestic relations orders. Such procedure shall be in writing, shall include a provision specifying the notification requirements enumerated in the preceding paragraph, shall permit an alternate payee to designate a representative for receipt of communications from the Committee, and shall include other provisions as the Committee shall determine, including those which may be required under regulations promulgated by the Secretary of the Treasury.

         During any period in which the issue of whether a judgement, decree, or order is a qualified domestic relations order is being determined (by the Committee, a court of competent jurisdiction, or otherwise), the Committee shall segregate in a separate account under the Plan the amount, if any, which would have been payable to the alternate payee during such period if the judgement, decree, or order had been determined to be a qualified domestic relations order. Such segregated amount shall be held separately invested in an escrow account during the determination period.

         If the judgment, decree, or order is determined by the Committee to be a qualified domestic relations order before the first payments would otherwise be due under such order, then payment of the appropriate amount shall be paid to the alternate payee(s) as required under the order. If a domestic relations order is determined by the Committee to be a qualified order within the 18-month period beginning on the date that the first payment would have been due under such order, the separately accounted for amounts (plus reasonable interest thereon) shall be retroactively paid to the alternate payee(s) named in the order. Subsequent payments shall not include any interest component.

         If the Committee first determines that the order is a qualified domestic relations order after the 18-month period beginning on the date on which the first payment would have been due under the order, then the provisions of such order shall be applied on a prospective basis only.


XVI.4 Use of Masculine and Feminine; Singular and Plural. Wherever used in this Plan, the masculine gender will include the feminine gender and the singular will include the plural, unless the context indicates otherwise.

XVI.5 Merger, Consolidation, or Transfer. In the event that the Plan is merged or consolidated with any other plan, or should the assets or liabilities of the Plan be transferred to any other plan, each Member shall be entitled to a benefit immediately after such merger, consolidation, or transfer if the Plan should then terminate equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation, or transfer if the Plan had then terminated.

XVI.6 Leased Employees. Any individual who performs Services for the Employer or an Affiliated Employer and who, by application of Code Section 414(n)(2) and regulations issued pursuant thereto, would be considered a leased employee, shall, for purposes of determining the number of Employees of the Employer and its Affiliated Employers, and for purposes of the requirements enumerated in Code Section 414(n)(3), be considered an Employee with regard to Services performed after December 31, 1986.

         When the total of all leased employees constitutes less than 20% of the Employer's non-Highly Compensated work force within the meaning of Code
         Section 414(n)(5)(c)(ii), however, a leased employee shall not be considered an Employee if the organization from which the individual is leased maintains a qualified safe harbor plan (as defined in Code
         Section 414(n)(5)) in which such individual participates.

         "Leased Employees" who are deemed to be Employees for purposes of this
         Section 16.6 shall not be eligible to participate in the Plan unless specifically provided for in Article II.

XVI.7 Procedure for Adoption by Affiliated Employers. Any Affiliated Employer which is not already a Participating Employer under this Plan may, with the consent and approval of the Employer, by formal resolution of its own Board of Directors or other governing authority, adopt the Plan hereby created and the related Trust, and shall become a Participating Employer under this Plan as of the effective date of such resolution. Such adoption shall be effectuated by a formal designation resolution of the Employer. The adoption resolution of the Affiliated Employer may contain such specific changes and variations in Plan or Trust terms and provisions applicable to such adopting Affiliated Employer and its employees, as may be acceptable to the Employer and the Trustee.

         The adoption resolution shall become, as to such adopting organization and its employees, a part of this Plan, as then amended or thereafter amended, and the related Trust. It shall not be necessary for the adopting organization to sign or execute the original or the amended Plan and Trust documents. The effective date of the Plan for any such adopting organization shall be that stated in the resolution of adoption, and from and after such effective date such adopting organization shall assume all the rights, obligations and liabilities of a Participating Employer hereunder and under the Trust.

         The administrative powers and control of the Employer, as provided in the Plan and Trust, including the sole right to amendment, and of appointment and removal of the Committee and the Trustee and their successors, shall not be diminished by reason of the participation of any such adopting organization in the Plan and Trust.

XVI.8 Governing Law. The Plan shall be administered, construed, and enforced according to the laws of the State of Connecticut; provided, however, wherever applicable, the provisions of ERISA shall govern and in such event the laws of the United States of America shall be applied and to the extent necessary, its courts shall have competent jurisdiction.


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
                                  APPENDIX A

                            PARTICIPATING EMPLOYERS







Stanadyne Automotive Corp. Corporate Office

Stanadyne Automotive Corp. Windsor Plant

Stanadyne Automotive Corp. Jacksonville Plant

Stanadyne Automotive Corp. Washington Plant

Precision Engine Products Corp. Windsor Plant

Precision Engine Products Corp. Tallahassee Plant
(with respect to salaried Employees only)

Precision Engine Products Corp. Melrose Park Facility
(with respect to salaried Employees only)

                               TABLE OF CONTENTS

                                                                          Page

ARTICLE I
DEFINITIONS................................................................  1
         1.1   "Account"...................................................  1
         1.2   "Affiliated Employer".......................................  1
         1.3   "Before-Tax Contribution"...................................  1
         1.4   "Before-Tax Contribution Account"...........................  1
         1.5   "Beneficiary"...............................................  1
         1.6   "Code"......................................................  2
         1.7   "Committee".................................................  2
         1.8   "Compensation"..............................................  2
         1.9   "Direct Rollover"...........................................  2
         1.10  "Effective Date"............................................  2
         1.11  "Eligible Employee".........................................  2
         1.12  "Eligible Retirement Plan"..................................  2
         1.13  "Eligible Rollover Distribution"............................  3
         1.14  "Employee"..................................................  3
         1.15  "Employer"..................................................  3
         1.16  "Employer Matching Contribution"............................  3
         1.17  "Employer Matching Contribution Account"....................  3
         1.18  "Employment Date"...........................................  3
         1.19  "Entry Date"................................................  3
         1.20  "ERISA".....................................................  3
         1.21  "Fiduciary".................................................  3
         1.22  "Former Member".............................................  4
         1.23  "Highly Compensated Employee"...............................  4
         1.24  "Highly Compensated Group"..................................  4
         1.25  "Hour of Service"...........................................  4
         1.26  "Member"....................................................  5
         1.27  "Nonparticipating Employer".................................  5
         1.28  "One Year Break in Service".................................  6
         1.29  "Parental Absence"..........................................  6
         1.30  "Participating Employer"....................................  6
         1.31  "Payee".....................................................  6
         1.32  "Plan"......................................................  6
         1.33  "Plan Year".................................................  6
         1.34  "Prior Plan Contribution Account"...........................  6
         1.35  "Reemployment Date".........................................  6
         1.36  "Retirement"................................................  7
         1.37  "Service"...................................................  7


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
         1.38  "Severance from Service"....................................  7
         1.39  "Spouse"....................................................  8
         1.40  "Trust".....................................................  8
         1.41  "Trust Agreement"...........................................  8
         1.42  "Trust Fund"................................................  8
         1.43  "Trustee"...................................................  8
         1.44  "Valuation Date"............................................  8
         1.45  "Year of Service"...........................................  8

ARTICLE II
PARTICIPATION..............................................................  9
         2.1   Eligibility to Participate..................................  9
         2.2   Commencement of Participation...............................  9
         2.3   Transfers................................................... 10
         2.4   Reemployment of Terminated Employee or Resumption of
               Employment Following Leave of Absence....................... 10
         2.5   Eligibility of Former Stanadyne, Inc. Employees............. 11

ARTICLE III
MEMBER CONTRIBUTIONS AND MAXIMUM AMOUNTS................................... 12
         3.1   Before-Tax Contributions.................................... 12
         3.2   After-Tax Contributions..................................... 13
         3.3   Rollover Contributions...................................... 13
         3.4   Change in Level of Contributions............................ 13
         3.5   Suspension and Resumption of Contributions.................. 13
         3.6   Change in Compensation...................................... 13
         3.7   Remittance of Member Contributions.......................... 13
         3.8   Limitation on Amount and Return of Before-Tax
               Contributions in Certain Instances.......................... 13
         3.9   Use of Qualified Matching Contribution in Testing........... 17

ARTICLE IV
EMPLOYER MATCHING CONTRIBUTIONS.............................................18
         4.1   Employer Matching Contributions............................. 18
         4.2   Remittance of Employer Matching Contributions............... 19
         4.3   Limitation on Amount of Employer Matching Contributions..... 19
         4.4   Aggregate Limit Test........................................ 21
         4.5   Maximum Total Allocations................................... 23
         4.6   Annual Additions............................................ 25
         4.7   Contributions Conditioned on Tax Deductibility.............. 26
         4.8   Return of Contributions..................................... 26
         4.9   Payment of Expenses......................................... 27
         4.10  Qualified Matching Contributions............................ 27


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
ARTICLE V
INVESTMENT OF CONTRIBUTIONS................................................ 28
         5.1   Committee to Establish Accounts............................. 28
         5.2   Investment Options.......................................... 28
         5.3   Change in Investment Options................................ 28
         5.4   Investment Rules............................................ 29

ARTICLE VI
TRUST FUND................................................................. 30
         6.1   Trust Fund.................................................. 30
         6.2   Valuation of Funds.......................................... 30
         6.3   Allocation of Income, Profits, Losses and Expenses.......... 30

ARTICLE VII
DEATH...................................................................... 31
         7.1   Amount of Death Benefit..................................... 31
         7.2   Payment of Death Benefit.................................... 31
         7.3   Designation of Beneficiary.................................. 31
         7.4   Payment Other Than to Beneficiary........................... 31

ARTICLE VIII
VESTING AND TERMINATION OF EMPLOYMENT...................................... 32
         8.1   Vesting of Contributions.................................... 32
         8.2   Method of Payment........................................... 32

ARTICLE IX
LOANS...................................................................... 33
         9.1   Method Loans................................................ 33
         9.2   Rules Relating to Loans..................................... 33

ARTICLE X
WITHDRAWALS................................................................ 37
         10.1  Non-hardship Withdrawals from Prior Plan Contribution
               Account..................................................... 37
         10.2  Withdrawals After Age 59 1/2................................ 37
         10.3  Hardship Withdrawals........................................ 37
         10.4  Rules for Withdrawals....................................... 38
         10.5  Debiting of Withdrawals..................................... 39

ARTICLE XI
PAYMENT OF BENEFITS........................................................ 41
         11.1  Entitlement to Distribution................................. 41
         11.2  Form of Payment............................................. 41


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
         11.3  Time of Payment............................................. 42
         11.4  Amount of Distribution...................................... 43
         11.5  Limitation on Distributions................................. 43
         11.6  Segregated Accounts......................................... 44
         11.7  Missing Persons............................................. 44

ARTICLE XII
RETIREMENT................................................................. 45
         12.1  Responsibility for Plan and Trust Administration............ 45
         12.2  Retirement Plan Committee................................... 45
         12.3  Agents of the Committee..................................... 45
         12.4  Committee Procedures........................................ 45
         12.5  Administrative Powers of the Committee...................... 46
         12.6  Benefit Claims Procedures................................... 46
         12.7  Reliance on Reports and Certificates........................ 47
         12.8  Other Committee Powers and Duties........................... 47
         12.9  Compensation of Committee................................... 48
         12.10 Member's Own Participation.................................. 48
         12.11 Liability of Committee Members.............................. 48
         12.12 Indemnification............................................. 48

ARTICLE XIII
FIDUCIARY RESPONSIBILITIES................................................. 49
         13.1  Basic Responsibilities...................................... 49
         13.2  Actions of Fiduciaries...................................... 49
         13.3  Fiduciary Liability......................................... 49

ARTICLE XIV
AMENDMENT.................................................................. 50
         14.1  Internal Revenue Service Qualification...................... 50
         14.2  Amendment and Termination by the Employer................... 50
         14.3  Right to Terminate.......................................... 50
         14.4  Valuation of Assets......................................... 51
         14.5  Distribution of Assets...................................... 51

ARTICLE XV
TOP-HEAVY PLAN REQUIREMENTS................................................ 52
         15.1  General Rule................................................ 52
         15.2  Minimum Contribution Provisions............................. 52
         15.3  Limitation on Contributions................................. 53
         15.4  Coordination With Other Plans............................... 53
         15.5  Top-Heavy Plan Definitions.................................. 53
         15.6  Key Employee................................................ 56


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
         15.7  Non-Key Employee............................................ 56
         15.8  Change from Top-Heavy Status................................ 56

ARTICLE XVI
GENERAL PROVISIONS......................................................... 57
         16.1  Plan Voluntary.............................................. 57
         16.2  Payments to Minors and Incompetents......................... 57
         16.3  Non-Alienation of Benefits.................................. 57
         16.4  Use of Masculine and Feminine; Singular and Plural.......... 59
         16.5  Merger, Consolidation, or Transfer.......................... 59
         16.6  Leased Employees............................................ 59
         16.7  Procedure for Adoption by Affiliated Employers.............. 59
         16.8  Governing Law............................................... 60

APPENDIX A
PARTICIPATING EMPLOYERS.....................................................61


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